Exhibit 99.1

Federal Register

Monday,
November 17, 2003

## Part II

# Securities and Exchange Commission

**17 CFR Parts 228, et al.**

**Purchases of Certain Equity Securities by the Issuer and Others; Direct Final Rule**

64952	Federal Register / Vol. 68, No. 221 / Monday, November 17, 2003 / Rules and Regulations

SECURITIES AND EXCHANGE COMMISSION

17 CFR Parts 228, 229, 240, 249, 270, and 274

[Release Nos. 33–8335; 34–48766; IC–26252; File No. S7–50–02]

RIN 3235–AH37

Purchases of Certain Equity Securities by the Issuer and Others

AGENCY: Securities and Exchange Commission.

ACTION: Final rule.

SUMMARY: We are adopting amendments to Rule 10b–18 under the Securities Exchange Act of 1934 (Exchange Act), which provides issuers with a “safe harbor” from liability for manipulation when they repurchase their common stock in the market in accordance with the Rule’s manner, timing, price, and volume conditions. The amendments are intended to simplify and update the safe harbor provisions in light of market developments since the Rule’s adoption. To enhance the transparency of issuer repurchases, we also are adopting amendments to a number of regulations and forms to require disclosure of all issuer repurchases (open market and private transactions), regardless of whether the repurchases are effected in accordance with the safe harbor rule.

DATES: Effective Date: December 17, 2003, except §§ 270.23c-1(a)(11) and 274.201 are effective July 15, 2004.

Compliance Dates: The following compliance dates apply to the amendments that require periodic disclosure of all issuer repurchases. The repurchase disclosure required by new Item 2(e) of Forms 10–Q and 10–QSB and new Item 5(c) of Forms 10–K and 10–KSB must appear in reports filed on these forms for periods ending on or after March 15, 2004. The disclosure required by new Item 16E of Form 20–F must appear in Form 20–F reports filed for fiscal years ending on or after December 15, 2004.

The repurchase disclosure required by new Item 8 and Item 10(a)(3) of Form N–CSR must appear in reports filed on this form by registered closed-end management investment companies for periods ending on or after June 15, 2004. A registered closed-end management investment company need not file reports on Form N–23C–1 with respect to any repurchases during any calendar month following June 2004.

FOR FURTHER INFORMATION CONTACT: James Brigagliano, Assistant Director, Joan Collopy, Special Counsel, or Elizabeth Sandoe, Special Counsel, Office of Risk Management and Control, Division of Market Regulation, at (202) 942–0772, or, with respect to the disclosure amendments, Sean Harrison, Special Counsel, Office of Rulemaking, Division of Corporation Finance, at (202) 942–2900, or, John Faust, Attorney Adviser, Office of Disclosure Regulation, Division of Investment Management, at (202) 942–0721, at the Securities and Exchange Commission, 450 Fifth Street, NW, Washington, DC 20549.

SUPPLEMENTARY INFORMATION: We are adopting amendments to Rule 10b–18 under the Exchange Act [17 CFR 240.10b–18], Regulations S–K and S–B [17 CFR 229.703 and 228.703], Exchange Act Forms 10–Q [17 CFR 249.308a], 10–QSB [17 CFR 249.308b], 10–K [17 CFR 249.310], 10–KSB [17 CFR 310b], and 20–F [17 CFR 249.220f], Form N–CSR under the Exchange Act and the Investment Company Act of 1940 (Investment Company Act) [17 CFR 249.331 and 274.128], and Rule 23c–1 [17 CFR 270.23c-1], and Form N–23C–1 [17 CFR 274.201] under the Investment Company Act.

I. Introduction

On December 10, 2002, we proposed amendments to Rule 10b–18, Regulations S–K and S–B, Forms 10–Q, 10–QSB, 10–K, 10–KSB, 20–F, and N–CSR,1 which would:

•	Modify the definition of a “Rule 10b–18 purchase” to incorporate the current “Rule 10b–18 bid” definition;

•	Clarify the scope of the exclusion for purchases effected “pursuant to a merger, acquisition, or similar transaction involving a recapitalization”;

•

Modify the timing condition by applying an average daily trading volume (ADTV) value and public float value test to determine when an issuer must be out of the market before the scheduled close of trading in order to qualify for the safe harbor;

•

Apply a uniform price condition that limits issuers to purchasing their securities at a price that does not exceed the highest independent bid or the last independent transaction price, whichever is higher;

•	Modify the volume condition’s treatment of block purchases by including block purchases in calculating a security’s ADTV and the 25% volume limitation;

•	Apply an alternative volume condition (applicable only during the trading session immediately following a market-wide trading suspension), which would increase the 25% volume limitation to 100%; and

•

Amend Regulations S–K and S–B, and Forms 10–Q, 10–QSB, 10–K, 10–KSB, and 20–F under the Exchange Act, and Form N–CSR under the Exchange Act and the Investment Company Act, to require disclosure of all issuer repurchases (open market and private transactions) of equity securities, regardless of whether the repurchases are effected in accordance with Rule 10b–18.

We received letters from 43 commenters in response to the Proposing Release.2 The commenters expressed strong support for the proposed amendments to update and simplify the language of Rule 10b–18, to expand the safe harbor to allow issuers 3 whose securities are less susceptible to manipulation to stay in the market longer, and to repurchase a greater amount of shares during periods of severe market decline. Most of the commenters also supported the proposal to require periodic disclosure of issuer repurchases. However, commenters generally opposed the proposal to eliminate the “block exception” from the Rule’s volume condition, as well as the proposal to exclude from the safe harbor repurchases made following the announcement of a merger, acquisition, or similar transaction involving a recapitalization, until completion of the transaction (the “merger exclusion”).

After considering the comments received, and upon thorough examination of current market practices and the purposes underlying the safe harbor, we are adopting the amendments substantially as proposed, but with some modifications to clarify provisions or to address commenters’ concerns (particularly with respect to the “block exception” and the “merger exclusion”), as discussed below. In response to comments received, we also are adopting an amendment that will extend the safe harbor for certain issuer repurchases effected during after-hours trading sessions.

[1]	Securities Exchange Act Release No. 46980 (December 10, 2002), 67 FR 77594 (December 18, 2002) (Proposing Release).
[2]

Comment letters were received from, among others, 21 issuers, eight professional associations, five law firms, three broker-dealers, and two asset/ investment management companies. The comment letters and a summary of comments prepared by the Division of Market Regulation have been placed in Public File No. S7–50–02, which are available for public inspection in the Commission’s Public Reference Room and at http://www.sec.gov.

[3]	The safe harbor is also available for “affiliated purchasers” of the issuer. In this Release, the term “issuer” includes affiliated purchasers.

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II. Overview of Current Rule 10b–18

A. Rule 10b–18 as a “Safe Harbor”

In 1982, the Commission adopted Rule 10b–18,4 which provides that an issuer will not be deemed to have violated Sections 9(a)(2) and 10(b) of the Exchange Act, and Rule 10b–5 under the Exchange Act, solely by reason of the manner, timing, price, or volume of its repurchases, if the issuer repurchases its common stock in the market in accordance with the safe harbor conditions.5 Rule 10b–18’s safe harbor conditions are designed to minimize the market impact of the issuer’s repurchases, thereby allowing the market to establish a security’s price based on independent market forces without undue influence by the issuer.

Although the safe harbor conditions are intended to offer issuers guidance when repurchasing their securities in the open market, Rule 10b–18 is not the exclusive means of making non-manipulative issuer repurchases. As the Rule states, there is no presumption that bids or purchases outside of the safe harbor violate Sections 9(a)(2) or 10(b) of the Exchange Act, or Rule 10b–5 under the Exchange Act.6 Given the widely varying characteristics in the market for the stock of different issuers, it is possible for issuer repurchases to be made outside of the safe harbor conditions and not be manipulative.

B. Scope of the Current Rule

Rule 10b–18 applies to bids for and purchases of an issuer’s common stock by or for an issuer.7 Purchases of any other type of security are not covered—even if related to the common stock (e.g., preferred stock, warrants, rights, convertible debt securities, options, or security futures products).8 Because Rule 10–18 is not intended to apply in contexts where the issuer has a heightened incentive to manipulate the market price of its securities, the safe harbor excludes issuer bids and purchases made during certain corporate events, for example, during mergers, tender offers, and distributions that involve the issuer.9 The safe harbor also does not confer absolute protection from all liability for purchases (e.g., purchases that are part of a plan or scheme to evade the federal securities laws)—even if made in technical compliance with the Rule.10 Rather, the safe harbor provides only that certain, specific provisions of the securities laws will not be considered to have been violated solely by reason of the manner, timing, price, or volume of such repurchases, provided that the repurchases are made within the limitations of the Rule.

C. Conditions of the Current Rule

Rule 10b–18 provides a safe harbor for purchases on a given day. To come within the safe harbor for that day, an issuer must satisfy the Rule’s manner, timing, price, and volume conditions when purchasing its own common stock in the market.11 Failure to meet any one of the four conditions will disqualify the issuer’s purchases from the safe harbor for that day.

1. Manner of Purchase Condition

The manner of purchase condition requires an issuer to use a single broker or dealer per day to bid for or purchase its common stock. This requirement is intended to avoid the appearance of widespread trading in a security that could result if the issuer uses many brokers or dealers to repurchase its stock.12 The “single broker or dealer” condition, however, applies only to Rule 10b–18 purchases that are “solicited” by or on behalf of the issuer. Accordingly, the issuer may purchase shares from more than one broker or dealer if the issuer does not solicit the transactions. An issuer must evaluate whether a transaction is “solicited” by or on behalf of the issuer, depending on the facts and circumstances of each case.13

Moreover, where an issuer engages a single coordinating broker or dealer to make its Rule 10b–18 purchases, the broker or dealer can make (consistent with the single broker or dealer condition) appropriate and customary arrangements with other brokers or dealers, including exchange specialists, or “two-dollar” brokers on exchange floors to execute repurchases.14

2. Timing Condition

The timing condition restricts the periods during which the issuer may bid for or purchase its common stock. Currently, this condition excludes from the safe harbor purchases at the opening and during the last half hour of trading because market activity at such times is considered to be a significant indicator of the direction of trading, the strength of demand, and the current market value of the security.15 Therefore, where there is no independent opening transaction on a given trading day, the issuer is precluded from making purchases under the safe harbor for that day.

[4]

Securities Exchange Act Release No. 19244 (November 17, 1982), 47 FR 53333, 53334 (November 26, 1982) (1982 Adopting Release). Since 1967, the Commission has considered on several occasions the issue of whether to regulate an issuer’s market purchases of its own securities. The Commission first proposed Rule 10b–10 to govern issuer repurchases in connection with proposed legislation that became the Williams Act Amendments of 1968. Pub. L. No. 90–439, 82 Stat. 454 (July 29, 1968), reprinted in Hearings on S. 510 before Senate Committee on Banking and Currency, 90th Cong., 1st Sess. 214–216 (1967). The Commission then published for public comment proposed Rule 13e–2 in 1970, 1973, and 1980. Rule 13e–2, which was later withdrawn with the adoption of Rule 10b–18, would have been a prescriptive rule with mandatory disclosure requirements, substantive purchasing limitations, and general anti-fraud liability. Securities Exchange Act Release Nos. 8930 (July 13, 1970), 35 FR 11410 (July 16, 1970); 10539 (December 6, 1973), 38 FR 34341 (December 13, 1973); and 17222 (October 17, 1980), 45 FR 70890 (October 27, 1980) (1980 Proposing Release).

[5]

However, some repurchase activity that meets the safe harbor conditions may still violate the anti-fraud and anti-manipulation provisions of the Exchange Act. For example, as the Commission noted in 1982 when adopting Rule 10b–18, “Rule 10b–18 confers no immunity from possible Rule 10b–5 liability where the issuer engages in repurchases while in possession of favorable, material nonpublic information concerning its securities.” 1982 Adopting Release, supra note 4, at 47 FR 53333. Thus, regardless of whether an issuer’s repurchases technically satisfy the conditions of the Rule, the safe harbor is not available if the repurchases are fraudulent or manipulative, when viewed in the totality of the facts and circumstances surrounding the repurchases (i.e., facts and circumstances in addition to the volume, price, time, and manner of the repurchases).

[6]

See 17 CFR 240.10b–18(d). Moreover, the safe harbor is not intended to define the appropriate limits to be observed by those persons not covered by the safe harbor nor the appropriate limits to be observed when repurchasing securities other than common stock.

[7]	17 CFR 240.10b–18(a)(3) and (4).
[8]

The safe harbor also is not available for issuers repurchasing their stock using forward contracts or accelerated share repurchase programs. Nor is the safe harbor available for an issuer’s put writing, call purchasing, or purchases of stock upon exercise of such puts and calls.

[9]	17 CFR 240.10b–18(a)(3)(i)–(vii).
[10]	See supra note 5.
[11]	17 CFR 240.10b–18(b)(1)–(4).
[12]	1980 Proposing Release, supra note 4, 45 FR at 70891.
[13]

Although Rule 10b–18 does not define “solicitation” we would not consider the issuer’s disclosure and announcement of a repurchase program alone as necessarily causing a subsequent purchase to be deemed “solicited” by or on behalf of an issuer. See 1982 Adopting Release, supra note 4, 47 FR at 53337.

[14]	See 1980 Proposing Release, supra note 4, 45 FR at 70898. See also Letter regarding Optimark System (February 10, 2000) (stating that, consistent with the Rule’s single broker or dealer condition, an issuer could utilize one or more clearing brokers solely for purposes of clearing and settling executed Rule 10b–18 purchases).
[15]	17 CFR 240.10b–18(b)(2) currently provides that an issuer’s purchase may not be the opening transaction reported to the consolidated system, nor may the issuer purchase during the last half hour before the scheduled close of trading in the principal market (including during the last half hour before the scheduled closed of trading on the exchange on which the purchase is to be made) or the last half-hour before termination of the period in which last sale prices are reported to the consolidated system (whichever is applicable). These limitations apply regardless of a security’s trading characteristics (e.g., liquidity or daily trading volume). 17 CFR 240.10b–18(b)(2)(i)–(iii). The prohibition of Rule 10b–18 bids and purchases near the close of trading is to prevent the issuer from creating or sustaining a high bid or transaction price at or near the close of trading. “Other” securities (i.e., securities that do not meet the definition of “reported securities” under the current Rule, such as OTC Bulletin Board (“OTCBB”) and Pink Sheet securities) do not have timing restrictions under the safe harbor. 17 CFR 240.10b–18 (b)(2).

Continued

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3. Price Condition

The price condition specifies the highest price an issuer may bid or pay for its common stock.16 Rule 10b–18’s current price limitations vary depending on whether the security is a “reported,” “exchange-traded,” “Nasdaq,” or “other security,” (as defined under the current Rule) and whether the bid or purchase is effected on an exchange.17 The price condition is intended to prevent the issuer from leading the market for the security through its repurchases by limiting the issuer to bidding for or buying its security at a price that is no higher than the highest independent published bid or last independent transaction price. As such, the price condition uses an independent reference price that has not been set or influenced by the issuer but, instead, is based on independent market forces.

4. Volume Condition

The volume condition limits the amount of securities an issuer may repurchase in the market in a single day. The volume condition is designed to prevent an issuer from dominating the market for its securities through substantial purchasing activity.18 An issuer dominating the market for its securities in this way can mislead investors about the integrity of the securities market as an independent pricing mechanism.19

Under the current volume condition, an issuer may effect daily purchases in an amount up to 25% of the ADTV in its shares (the “25% volume limitation”).20 However, the current 25% volume limitation does not include an issuer’s block purchases. Moreover, an issuer’s block purchases are not included in determining a security’s four-week ADTV under the Rule.21 The current Rule defines a “block” as a quantity of stock that either: (i) Has a purchase price of $200,000 or more; or (ii) is at least 5,000 shares and has a purchase price of at least $50,000; or (iii) is at least 20 round lots of the security and totals 150 percent or more of the trading volume for that security or, in the event that trading volume data are unavailable, is at least 20 round lots of the security and totals at least one-tenth of one percent (.001) of the outstanding shares of the security, exclusive of any shares owned by any affiliate.22

The definition also provides that a block does not include any amount a broker or dealer, acting for its own account, has accumulated for the purpose of selling to the issuer, if the issuer knows or has reason to know that such amount was accumulated for such purpose. The definition also excludes any amount that a broker or dealer has sold short to the issuer, if the issuer knows or has reason to know that the sale was a short sale.23

III. Amendments to Rule 10b–18

A. Amendments Concerning the Scope of the Safe Harbor

1. Preliminary Notes to Rule 10b–18

We are adopting the two preliminary notes to Rule 10b–18 as proposed. The first note explains that, as a safe harbor, compliance with Rule 10b–18 is voluntary. However, to come within the safe harbor, an issuer’s repurchases must satisfy (on a daily basis) each of the Rule’s four conditions. Failure to meet any one of the four conditions removes all of the issuer’s repurchases from the safe harbor for that day. Because we are adopting this sentence as part of the preliminary notes to the Rule, we have decided that it is unnecessary to also include this sentence in paragraph (d), as we had originally proposed. The note also states that the safe harbor is not available for repurchases that, although made in technical compliance with the Rule, are part of a plan or scheme to evade the federal securities laws.24

The second note states that, regardless of whether the repurchases are effected in accordance with Rule 10b–18, reporting issuers must comply with the new disclosure provisions, i.e., Item 703 of Regulations S–K and S–B and Item 15(e) of Form 20–F (regarding foreign private issuers), and closed-end management investment companies that are registered under the Investment Company Act (“closed-end funds”) must comply with Item 8 of Form N–CSR.

2. Eligible Securities

While not making any substantive changes to the scope of the Rule, we are adopting the proposed amendment to merge the current definition of “Rule 10b–18 bid” 25 into the definition of “Rule 10b–18 purchase” and to clarify that the safe harbor is available for repurchases of all common equity securities (i.e., an issuer’s common stock or an equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share). Thus, as adopted, “Rule 10b–18 purchase” means a purchase (or any bid or limit order that would effect such purchase) of an issuer’s common stock (or an equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) by or for the issuer or any affiliated purchaser.26

3. Availability of Rule 10b–18 Once a Merger, Acquisition, or Similar Transactions Involving a Recapitalization Is Announced

We proposed to amend the definition of “Rule 10b–18 purchase” to clarify that the current exception for purchases effected “pursuant to a merger, acquisition, or similar transaction involving a recapitalization” includes purchases effected during the period

[16]	17 CFR 240.10b–18(b)(3).
[17]	17 CFR 240.10b–18(b)(3).
[18]	1980 Proposing Release, supra note 4, 45 FR 70890.
[19]	A market can be manipulated even in the absence of price leadership. Following the market closely with purchases or bids essentially places a floor underneath the market at each independent purchase or bid. This may exhaust the available supply of securities that may be offered at that price, which ultimately forces others to raise their bids. See 1980 Proposing Release, supra note 4, 45 FR 70890; L. Loss and J. Seligman, Securities Regulation, 3d Edition, at 10–E–10 (1999); Kidder, Peabody & Co., 18 SEC 559, 570 (1945); Halsey, Stuart & Co., Inc., 30 SEC 106, 129 (1949) (describing over-the-counter manipulation).
[20]	This applies to “reported securities,” “exchange-traded securities,” and “Nasdaq securities” under the current Rule. 17 CFR 240.10b–18(b)(4). For “other securities” under the current Rule (e.g., OTCBB and Pink Sheet securities), volume of purchases on a single day may not exceed one round lot or, on that day plus the preceding five business days, 1/20th of one percent (0.0005) of outstanding shares of the security. 17 CFR 240.10b–18(b)(4). Trading volume is currently defined as the average daily trading volume reported to the consolidated transaction reporting system or to the NASD for the security in the four calendar weeks preceding the week that the Rule 10b–18 purchase or bid is to be effected. 17 CFR 240.10b–18(a)(11).
[21]	17 CFR 240.10b–18(b)(4).
[22]	17 CFR 240.10b–18(a)(14).
[23]	17 CFR 240.10b–18(a)(14).
[24]	See Adopted Preliminary Notes to Rule 10b–18. See also 1982 Adopting Release, supra note 4 and text accompanying supra note 5. While an issuer will not be deemed to have violated Sections 9(a)(2) or 10(b) of the Exchange Act, or Exchange Act Rule 10b–5 solely by reason of the manner, timing, price, or volume of such repurchases if they are made in compliance with the safe harbor conditions, the safe harbor is not available if the repurchases are fraudulent or manipulative, when viewed in the totality of the facts and circumstances surrounding the repurchases (i.e., facts and circumstances in addition to the volume, price, time, and manner of the repurchases).
[25]	“Rule 10b–18 bid” is currently defined as a bid for securities that, if accepted, or a limit order that, if executed, would result in a Rule 10b–18 purchase. See 17 CFR 240.10b–18(a)(4).
[26]	Amended Rule 10b–18(a)(13).

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from the time of public announcement 27 of the merger, acquisition, or similar transaction involving a recapitalization, until the completion of such transaction.28 Once a merger or acquisition is announced, an issuer has considerable incentive to support or raise the market price of its stock in order to facilitate the merger or acquisition. For example, in a recent contested takeover, several news articles suggested that the banks repurchased their respective securities in order to boost their stock price to enhance the value of their competing merger proposals.29

Some of the commenters, however, argued that the proposed amendment would drastically expand the scope of the current exclusion and that Regulation M’s restricted periods 30 and other federal and state laws adequately address any manipulative concerns.31 These commenters also argued that, because regulatory approvals for mergers may take several months, the proposed merger exclusion would keep issuers out of the market far longer than necessary.32 Other commenters argued that the proposed amendment should not apply to all cash mergers; after the shareholder vote in a merger; after the exchange ratio is fixed; or after the valuation period expires.33

After considering the comments, and in view of the fact that we are limiting the amount that can be repurchased within the safe harbor (as discussed below and in Section III.B.6 of this Release), we have determined that it is not necessary to exclude from the safe harbor all issuer repurchase activity following the announcement of a merger, acquisition, or similar transaction involving a recapitalization. Instead, as adopted in 10b–18(a)(13)(iv), the merger exclusion applies to purchases that are effected during the period from the time of public announcement of a merger, acquisition, or similar transaction involving a recapitalization, until the earlier of the completion of such transaction or the completion of the vote by target shareholders (including during any period where the market price of a security will be a factor in determining the consideration to be paid pursuant to a merger, acquisition, or similar transaction),34 with the following exceptions.

The exclusion does not extend to transactions in which the consideration is solely cash and there is no valuation period (i.e., where the issuer has little or no incentive to manipulate the market price of its securities).35 We also recognize that some issuers may desire to carry out ordinary repurchases (i.e., purchases not made in connection with or relating to the merger or other covered transaction) during what could be an extended period of time until completion of the transaction. Thus, we are modifying the proposed merger exclusion to allow ordinary Rule 10b–18 purchases to be effected after the announcement of a merger or covered transaction (subject to Regulation M’s restricted period 36 and any other applicable restrictions) so long as the total amount of the issuer’s Rule 10b–18 purchases effected on any single day does not exceed the lesser of 25% of the security’s four-week ADTV or the issuer’s average daily Rule 10b–18 purchases during the three full calendar months preceding the date of the announcement of the merger or other covered transaction.37 Moreover, the issuer may effect block purchases pursuant to paragraph (b)(4) of the Rule (subject to Regulation M’s restricted period and any other applicable restrictions) provided that the issuer does not exceed the average size and frequency of block purchases effected pursuant to paragraph (b)(4) of the Rule during the three full calendar months preceding the date of the announcement of such transaction.38

We believe that limiting the amount an issuer may repurchase following the announcement of a merger or other covered transaction will safeguard against the heightened potential for manipulative abuse during this sensitive period—without us having to

[27]	“Public announcement” is any oral or written communication by any participant that is reasonably designed to, or has the effect of, informing the public or security holders in general about the business combination transaction. See 17 CFR 230.165(f).
[28]	This includes any period where the market price of a security will be a factor in determining the consideration to be paid pursuant to a merger, acquisition, or similar transaction. See Proposing Release, supra note 1.
[29]	See. e.g., Jeffrey N. Gordon, “Reviewing the New Merger Accounting Regime,” New York Law Journal, at 1 (July 19, 2001) (stating that in the contest between First Union and SunTrust for Wachovia, all three banks have engaged in share buybacks in ways that affected the comparative deal prices). See also Liz Moyer, “SEC Rule May Hinder SunTrust: Buyback to Boost Stock Price Could be a Violation,” American Banker, at 1 (June 28, 2001).
[30]	See note 36, infra.
[31]	See, e.g., comment letters from Committee on Federal Regulation of Securities, Section of Business Law of the American Bar Association (Fed. Reg. Committee) and Merrill Lynch, Pierce, Fenner & Smith, Incorporated (Merrill).
[32]	See comment letters from Citigroup; Committee on Corporation Law of the Association of the Bar of the City of New York (Corp. Law Committee); Fed. Reg. Committee; Intel Corporation (Intel); Merrill; Sullivan & Cromwell, LLP (Sullivan); Valero Energy Corporation (Valero); Wachtell, Lipton, Rosen & Katz (Wachtell); Wal-Mart Stores, Incorporated (Wal-Mart); and Wells Fargo (Wells).
[33]	See, e.g., comment letters from Cardinal Health; Dell Computer Corporation (Dell); Intel; Morgan Stanley; Sullivan; Valero; Wachtell; Wal-Mart; and Wells.
[34]	This includes during the period following the vote by target security holders but before an election period. However, the safe harbor would be available after a shareholder vote is completed in instances where the only pending issue is regulatory approval or other action that could not influence the market price of the issuer’s security.

[35]	Amended Rule 10b–18 (a)(13)(iv)(A).
[36]	In the case of a distribution involving a merger, acquisition, or exchange offer, Regulation M’s restricted period begins on the day the proxy solicitation or offering materials are first disseminated to security holders, and ends upon the completion of the distribution (i.e., the time of the shareholder vote or the expiration of the exchange offer), and includes any post-vote valuation or election period. 17 CFR 242.100. In addition, Rule 14e–5 under the Exchange Act prohibits purchases or arrangements to purchase securities that are the subject of an exchange offer, or a security immediately convertible into or exchangeable for those securities, from the time of public announcement until the expiration of the exchange offer. 17 CFR 240.14e–5.

While not making any substantive changes, we are shortening the language in subsection (a)(13)(i) (regarding purchases made during a Rule 102 of Regulation M restricted period) to read simply: “effected during the applicable restricted period of a distribution that is subject to Section 242.102 of this chapter.”

[37]	Amended Rule 10b–18 (a)(13)(iv)(B)(1). This latter calculation is different from ADTV, as defined in Amended Rule 10b–18 (a)(1).
[38]	Amended Rule 10b–18 (a)(13)(iv)(B)(2). For example, if the daily average amount of the issuer’s Rule 10b–18 purchases over the course of the three full calendar months prior to the merger announcement was 10,000 shares per day, and 25% of the security’s four-week ADTV is 20,000 shares per day, then the issuer could purchase up to 10,000 shares per day during the post-announcement period. Accordingly, if the issuer did not make any Rule 10b–18 purchases during this three-month period, it would not be permitted to make any Rule 10b–18 purchases during the post-announcement period.

In addition, if the issuer made block purchases within the safe harbor (pursuant to paragraph (b)(4) of the amended Rule) over the course of the three full calendar months prior to the announcement of a merger or other covered transaction, then the issuer may make block purchases within the safe harbor with the same average size and frequency during the post-announcement period. For example, if a thinly traded issuer purchased three blocks over the course of the three full calendar months prior to a merger announcement (an average of one block per month) and the average block size was 7,800 shares, then the issuer could purchase a block no larger than 7,800 shares each month during the post-announcement period (subject to other applicable restrictions). If the issuer did not make any block purchases under the amended block exception during the three-month period, the issuer could not utilize the amended block exception during the post-announcement period.

Issuers are reminded that the safe harbor is not available for repurchases that, although made in technical compliance with the Rule, are fraudulent or manipulative, when viewed in the totality of the facts and circumstances surrounding the repurchases. See Adopted Preliminary Notes to Rule 10b–18. See also 1982 Adopting Release, supra note 4, and text accompanying supra notes 5 and 24.

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exclude all issuer repurchase activity from the safe harbor. The revised language strikes a balance between safeguarding against the heightened potential for manipulative abuse and the need for issuers to have the safe harbor available for routine repurchase activity. We believe this approach will foster market integrity while providing issuers with the ability to make purchases in the ordinary course and the flexibility to purchase outside the safe harbor if they choose to do so.39

We received other comments suggesting further changes that we have not incorporated into the amended Rule because we continue to believe that issuers may have an incentive to manipulate in the situations raised by commenters. For example, some commenters suggested the safe harbor should be available for transactions that the issuer deems immaterial. They also expressed concern that, in addition to lengthy regulatory delays, multiple, overlapping transactions would similarly preclude an issuer from relying on the safe harbor for extensive time periods.

Materiality is judged from the perspective of a reasonable investor, not a subjective issuer.40 Under this standard, the transaction may be material regardless of whether the issuer deems it material. We also recognize that, under the merger exclusion language, an issuer conducting multiple acquisitions may experience a long time period in which the safe harbor is unavailable. While this time period may be long, the issuer may have a heightened incentive to manipulate the price of its stock.41 Accordingly, with the exception of the repurchases made pursuant to the merger exclusion (as described above) or during an all-cash transaction, we do not believe that it is appropriate to make the safe harbor available after announcement of a merger or other covered transaction, even in situations where the period of unavailability is longer than average.

In summary, Rule 10b–18 is intended to protect issuer repurchases from manipulation charges when the issuer has no special incentive to interfere with the ordinary forces of supply and demand affecting its stock price. Therefore, it is not appropriate for the safe harbor to be available when the issuer has a heightened incentive to manipulate its share price. As discussed above, in these circumstances, issuers have the flexibility to purchase outside the safe harbor (unless constrained by other provisions of law) without any presumption that they are engaged in manipulation. While issuers argue that they are reluctant to repurchase outside the safe harbor, we do not find that argument sufficiently persuasive to make the safe harbor available where there is the heightened potential for issuer manipulation.

4. Repurchases Effected Outside the United States

In the Proposing Release, we sought comment as to whether the Rule 10b-18 safe harbor should apply to issuer repurchases effected in markets outside of the United States. While the safe harbor currently applies only to issuer repurchases effected in the United States, a few commenters suggested that we amend Rule 10b–18 to apply to non-U.S. markets.42 One commenter urged us to extend the safe harbor to bids and purchases in non-U.S. markets, with the price, volume, timing, and manner conditions modified so as to apply on a market-by-market basis in order to address certain practical problems associated with shares traded in multiple markets around the world.43 Another commenter, however, stated that issuers are presently comfortable accessing liquidity outside the United States without having to extend the safe harbor.44

After considering the comments, we have determined not to extend the safe harbor to issuer repurchases effected outside of the United States. The safe harbor was crafted based on the manner in which the securities markets operate in United States. We do not believe currently that a workable rule could be created for universal application both inside and outside the United States, without unnecessarily complicating or undermining the utility of the safe harbor. Nor is there currently a practical way for us to adequately monitor the impact of an issuer’s repurchase activity outside the United States. Moreover, many of the non-U.S. markets have their own rules and disclosure requirements regarding issuer repurchase activity, some of which also provide a safe harbor, which should provide issuers with sufficient guidance and protection when repurchasing their securities outside the United States. Finally, there is no presumption that purchases made without benefit of the safe harbor are manipulative.

5. Purchases by or for Affiliated Purchasers

The safe harbor applies to Rule 10b–18 purchases made by or for an “affiliated purchaser” of the issuer. An “affiliated purchaser” of the issuer is currently defined as a person acting in concert 45with the issuer for the purpose of acquiring the issuer’s securities, or any affiliate 46that, directly or indirectly, controls the issuer’s Rule 10b–18 purchases, whose purchases are controlled by, or are under common control with, those of the issuer.47 The term “affiliated purchaser,” however, does not include a broker, dealer, or other person solely by his effecting Rule 10b–18 purchases on behalf of the issuer (or for the issuer’s account), or an officer or director of the issuer solely by his participation in the decision to authorize the issuer to effect Rule 10b–18 purchases.

We believe the current definition of “affiliated purchaser” has proved to be a workable one, and that an expanded, more complex definition, would unnecessarily complicate the Rule. Therefore, we are not revising the definition of “affiliated purchaser” at this time, except to add the words “directly or indirectly” to the “acting in concert” language in subparagraph (a)(3)(i) of the Rule in order to make it consistent with the “acting in concert” language in Regulation M.48

B. Amendments to the Purchasing Conditions

1. Manner of Rule 10b–18 Purchases

While we did not propose making any substantive changes to the “single broker or dealer” condition, several commenters asked us to clarify the application of the single broker or dealer condition to issuer repurchases effected through electronic communication

[39]	For example, an issuer is free to repurchase its securities, although not in reliance on the safe harbor, between the time of the announcement of a merger or other covered transaction and beginning of the Regulation M restricted period tied to the proxy mailing. As with any non-safe harbor repurchase, there is no presumption of manipulation. Moreover, repurchases by independent agents for plans also can continue throughout this period (as these repurchases would not be attributable to the issuer).
[40]	See, e.g., TSC Industries, Inc. v. Northway, Inc., 426 U.S. 438, 449 (1976).
[41]	During that time, for example, the issuer may try to maintain or increase its stock price in order to defend against a hostile bidder.
[42]	See comment letters from Cleary, Gottlieb, Steen & Hamilton (Cleary); Fed. Reg. Committee; and Sullivan.
[43]	See comment letter from Fed. Reg. Committee.
[44]	See comment letter from Merrill.
[45]	17 CFR 240.10b–18(a)(2)(i). The “acting in concert’’ standard currently includes persons acting with the issuer in purchasing the issuer’s securities, regardless of whether the purchases are made for the account of the issuer itself. 1980 Proposing Release, supra note 4, 45 FR at 70895.
[46]	‘‘Affiliate’’ is currently defined to mean any person that directly or indirectly controls, is controlled by, or is under common control with, the issuer. 17 CFR 240.10b–18(a)(1).
[47]	17 CFR 240.10b–18(a)(2)(i) and (ii).
[48]	See 17 CFR 242.100.

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networks (ECNs) or other alternative trading systems (ATSs) (which are registered as broker-dealers).49 We believe that, consistent with the Rule’s single broker or dealer condition, issuers can effect repurchases through an ECN (or other ATS) directly. Issuers, however, cannot use both an ECN (or other ATS) directly and a non-ECN (or other non-ATS) broker-dealer on any single day, as this could create the perception of widespread demand. If the issuer chooses to use a non-ECN (or other non-ATS) broker-dealer to conduct all its repurchase activity on a particular day, however, that broker-dealer can access ECN (or other ATS) liquidity on behalf of the issuer on that day.50 In this regard, the ECN (or other ATS) would simply be acting in its capacity as an execution venue or market center.

2. Time of Purchases

We are adopting the proposed amendments that add an ADTV value and public float value test to determine the time when an issuer must be out of the market before the scheduled close of trading in order to qualify for the safe harbor.51 Commenters expressed overwhelming support for expanding the safe harbor’s timing condition to allow issuers whose securities are more liquid and, thus, less susceptible to manipulation to stay in the market longer. As adopted, limitations on purchases at the close would vary (i.e., either 10 or 30 minutes before the scheduled close of trading) depending on the security’s ADTV value and public float value. The timing modifications are designed to reflect the relative liquidity of the security and, therefore, the likelihood of an issuer that is active in the market affecting the closing price.52 As such, the modifications recognize that the current Rule’s last half-hour restriction (i.e., that limits an issuer from repurchasing its securities during the 30 minutes before the scheduled close of trading) may be unnecessarily long to prevent issuers of highly liquid securities from influencing market prices and volume near the close of trading. At the same time, the modifications continue to provide a clear standard whereby issuers and their affiliates would know when they must be out of the market in order to qualify for the safe harbor.

As adopted, the timing condition would work as follows: to qualify for the safe harbor, issuers of more liquid securities (i.e., those having an ADTV value of $1 million or more and a public float value of $150 million or more),53 may not bid for or purchase their securities during the last ten minutes before the scheduled close of the primary trading session (i.e., 9:30 a.m.–4 p.m. price discovery session) in the principal market for the security, and during the last ten minutes before the scheduled close of the primary trading session in the market where the purchase is made.54 These modifications allow issuers of more actively traded securities, which are considered to be less susceptible to manipulation, to stay in the market longer.

Issuers of all other eligible securities (i.e., those having an ADTV value of less than $1 million or a public float value of less than $150 million) may not bid for or purchase their securities during the last 30 minutes before the scheduled close of the primary trading session in the principal market for the security, and during the last 30 minutes before the scheduled close of the primary trading session in the market where the purchase is made.55

We had proposed to explicitly exclude Rule 10b–18 purchases “after the termination of the period in which last sale prices are reported in the consolidated system” in order to emphasize that the safe harbor applies only to reported, open market purchases.56 However, since the period “after termination” necessarily would be outside the safe harbor, we believe the proposed amendment is unnecessary and, therefore, we are not adding this language to the timing condition.

In the Proposing Release, we also sought comment as to whether the Rule’s timing condition should be modified to allow issuers of more liquid securities (i.e., those having an ADTV value of $1 million or more and public float value of $150 million or more) to effect a Rule 10b–18 purchase as the opening transaction. Only one commenter favored this proposal. However, because the opening transaction continues to set the tone for that day’s trading session, the safe harbor will continue to preclude an issuer from being the opening (regular way) purchase reported in the consolidated system.57

3. Price of Purchases

We are adopting the proposed amendment to apply a uniform price condition that limits all issuers to purchasing their securities at a price that does not exceed the highest independent bid or the last independent transaction price, whichever is higher, quoted or reported in the consolidated system.58 For those securities that are not quoted or reported in the consolidated system, the issuer will

[49]	See Regulation ATS, 17 CFR 242.300.
[50]	See amended Rule 10b–18(b)(1)(iii).
[51]	See amended Rule 10b–18(b)(2). See also Proposing Release, supra note 1.
[52]	One concern we are addressing is that the issuer may attempt to “mark the close” (i.e., determine the final transaction price reported in the market). See 1980 Proposing Release, supra note 4, 45 FR at 70899. The Commission has brought several marking the close cases. See, e.g., S.E.C. v. Schiffer, 1998 U.S. Dist. LEXIS 8579, Fed. Sec. L. Rep. (CCH) p. 90247 (S.D.N.Y. 1998) (issuer orchestrated over several months purchases effected at or shortly before the close of trading in order to increase the issuer’s stock price); Thomas C. Kocherhans, Securities Exchange Act Release No. 36556 (December 6, 1995), 60 SEC Docket 2589; Myron S. Levin, Securities Exchange Act Release No. 31124 (September 1, 1992); S.E.C. v. John G. Broumas, Civil Action No. 91–2449 (D.D.C.), Litigation Release No. 12999 (September 27, 1991).

[53]	Amended Rule 10b–18(b)(2)(ii). The timing amendment incorporates Regulation M’s standards and methods of calculating ADTV and public float value. Under Regulation M, issuers with a security that has an ADTV value of $1 million or more and a public float value of $150 million or more are excluded from Rule 101 of Regulation M under its “actively-traded securities” exception. See 17 CFR 242.101(c)(1). We selected $150 million for the public float value test because the securities of issuers with a public float value at or above this threshold, and that also have an ADTV value of at least $1 million, are considered to have a sufficient market presence to make them less likely to be manipulated. See Securities Exchange Act Release No. 38067 (December 20, 1996), 62 FR 520 (January 3, 1997). Moreover, the public float value test is intended in part to exclude issuers from the “actively-traded securities” category where a high trading volume level is an aberration. Id.

In calculating the dollar value of ADTV, any reasonable and verifiable method may be used. For example, it may be derived from multiplying the number of shares by the price in each trade, or from multiplying each day’s total volume of shares by the closing price on that day. Public float value (i.e., the aggregate market value of common equity securities held by non-affiliates of the issuer) is to be determined in the manner set forth on the front page of Form 10–K, even if the issuer of such securities is not required to file Form 10–K. For reporting issuers, the public float value should be taken from the issuer’s most recent Form 10–K or based upon more recent information made available by the issuer.

[54]	Amended Rule 10b–18(b)(2)(ii). This means that an issuer may not purchase in any market during the specified periods.
[55]	Amended Rule 10b–18(b)(2)(iii).
[56]	See Proposing Release, supra note 1.
[57]	Amended Rule 10b–18(b)(2)(i). For purposes of Rule 10b–18’s timing and price conditions, Amended Rule 10b–18(a)(6) defines “consolidated system” to mean “a consolidated transaction or quotation reporting system that collects and publicly disseminates on a current and continuous basis transaction or quotation information in common equity securities pursuant to an effective transaction reporting plan (as defined in 17 CFR 240.11Aa3–1) or a national market system plan (as defined in 17 CFR 240.11Aa3–2).”
[58]

Amended Rule 10b–18(b)(3). The previous price limitations under Rule 10b–18 varied depending on the market for the security. To further simplify the Rule, the uniform price condition incorporates the proposed definitions of “highest independent bid” and ‘‘last independent transaction price’’ into the uniform price condition (i.e., rather than separately defining these terms).

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need to look to the highest independent bid or the last independent transaction price, whichever is higher, that is displayed and disseminated on any national securities exchange or on any inter-dealer quotation system, as defined in Exchange Act Rule 15c2–11(e)(2),59 that displays at least two independent priced quotations for the security.60 For all other securities, the issuer will need to look to the highest independent bid obtained from three independent dealers.61 The amendments simplify and update the Rule by replacing the outdated definitions and price provisions (that depended on whether the security is a “reported security,” “exchange traded security,” “Nasdaq security,” or “other security,” and whether the bid or purchase is effected on an exchange) with a uniform price condition (i.e., a two-prong—”highest independent bid” or “last independent transaction price”—price test), which applies to all securities, regardless of where they are traded. All of the commenters supported the proposal to apply a uniform price condition that retains both the “highest independent bid” and the “last independent transaction price” alternatives.

4. Passive Pricing Systems

In the Proposing Release, we also sought comment as to whether Rule 10b–18’s price condition should apply where the issuer has no control, directly or indirectly, over the price at which a Rule 10b–18 purchase will be effected, for example, “passive” (independently-derived) pricing, such as the VWAP. Several commenters favored excepting VWAP transactions from the Rule’s pricing condition. One commenter specifically urged the Commission to except VWAP transactions from the pricing condition because VWAP matches do not influence price or provide price discovery.62

After considering the comments, we believe that excepting VWAP transactions from the Rule’s pricing condition is premature at this time. However, we will continue to consider the commenters’ recommendations, as well as current market practices involving VWAP transactions, in considering whether any future changes to the Rule are appropriate.

5. Riskless Principal Transactions

In the Proposing Release, we sought specific comment regarding the application of Rule 10b–18 to riskless principal transactions. Riskless principal transactions raise the issue of how to apply the safe harbor to the two “legs” of the transaction: the broker-dealer’s purchase in the market for its own account; and the issuer’s purchase of the shares from the broker-dealer. The issuer and the broker-dealer (buying on behalf of the issuer) may seek to claim the protection of the safe harbor for both legs of the transaction.

We believe that the safe harbor should apply to riskless principal trades that are analogous to agency trades effected on behalf of the issuer. Thus, the safe harbor should apply only to those riskless principal transactions where both legs are effected at the same price and only one leg is reported to the market (e.g., transactions that would qualify for trade reporting under the NASD riskless principal trade-reporting rules, which require that only the first leg of the transaction be reported, and not the offsetting sale to the issuer), provided that this first leg of the transaction meets all the conditions of Rule 10b–18.63 Accordingly, we have amended the “Rule 10b–18 purchase” definition to clarify that purchases for the issuer include riskless principal transactions.64 Paragraph (a)(12) of the Rule defines “riskless principal transaction” as a transaction in which a broker or dealer, after having received an order from the issuer to buy its security, buys the security as principal and then sells the security (to the issuer) to satisfy the issuer’s buy order.65 Under this definition, the issuer’s purchase must be effected at the same price per-share at which the broker or dealer bought the shares to satisfy the issuer’s buy order, exclusive of any explicitly disclosed markup or markdown, commission equivalent, or other fee. Moreover, only the first leg of the transaction (i.e., when the broker or dealer purchases the shares in the open market), rather than the second leg (i.e., when the broker or dealer sells the shares to the issuer) is reported under the rules of a self-regulatory organization or under the Act.66 In addition, for purposes of this definition, a broker or dealer must have written policies and procedures in place to assure that, at a minimum, the issuer’s order was received prior to the offsetting transaction; the offsetting transaction is allocated to a riskless principal account or the issuer’s account within 60 seconds of the execution; and the broker or dealer has supervisory systems in place to produce records that enable the broker or dealer to accurately and readily reconstruct, in a time-sequenced manner, all orders effected on a riskless principal basis.67

6. Volume of Purchases

a. Treatment of “Block Purchases” Under the Current Rule

Under the current volume condition, an issuer’s block purchases are not subject to the Rule’s 25% volume limitation, nor are the shares purchased by the issuer in block transactions included when calculating a security’s four week ADTV.68 This means that, under the current Rule, an issuer can purchase an unlimited amount of its securities if purchased in block size.

b. Proposal To Eliminate the “Block Exception”

Under the proposed amendments, to qualify for the safe harbor, an issuer would have to include its block purchases in its 25% volume limitation. However, the issuer also could include its block purchases in calculating its security’s four-week ADTV.69

[59]	17 CFR 240.15c2–11(e)(2).
[60]	Amended Rule 10b–18(b)(3)(ii).
[61]	Amended Rule 10b–18(b)(3)(iii).
[62]	See, e.g., comment letters from Vie Financial Group (dated March 3, 2003 and June 26, 2003).
[63]	See NASD Rules 4632(d)(3)(B), 4642(d)(3)(B), and 6620(d)(3)(B). Under the NASD’s trade-reporting rules, for certain riskless principal trades, the broker-dealer reports only one leg of the transaction (i.e., the first leg of the transaction when the broker-dealer purchases the shares in the open market, rather than the offsetting transaction to the issuer). In order to qualify for riskless principal trade reporting, the trades must be executed at the “same price” (exclusive of an explicitly disclosed markup or markdown, commission equivalent, or other fee). See also Securities Exchange Act Release No. 41208 (March 24, 1999), 64 FR 15386 (March 31, 1999), NASD Notice to Members 99–65 (March 1999) and NASD Notice to Members 00–79 (November 2000). See also Securities Exchange Act Release No. 44291 (May 18, 2001), 66 FR 27760; Securities Exchange Act Release No. 33743 (March
[64]	Amended Rule 10b–18(a)(13).
[65]	Amended Rule 10b–18(a)(12).
[66]	Id.
[67]	We believe that these conditions will allow for surveillance of these transactions by linking the definition to specific incoming orders and executions, and by requiring brokers and dealers to establish procedures for handling such transactions. Moreover, requiring that the orders be received prior to the offsetting transaction and the allocation of the offsetting transaction to the issuer’s account within 60 seconds will help prevent issuers (and brokers or dealers) from taking advantage of the safe harbor by retroactively claiming that a non-riskless principal transaction was done on a riskless principal basis. The requirement that an offsetting transaction be allocated to either a riskless principal or customer account within 60 seconds is a condition that is consistent with previously stated Nasdaq policy regarding the handling of mixed capacity trades and compliance with the Manning Interpretation. See NASD Notice to Members 01–85, at Question 7 and Notice to Members 95–67, at Question 5.
[68]	17 CFR 240.10b–18(a)(14) and (b)(4). See also Section II.C.4, supra.
[69]

See Proposing Release, supra note 1, which defined ADTV as the average daily trading volume (including block-size purchases made by or on behalf of the issuer), reported for the security during the four calendar weeks preceding the week in which the Rule 10b–18 purchase is effected. We are adopting this definition of ADTV, except that shares purchased as part of the amended block exception in paragraph (b)(4) under the Rule are not to be included in a security’s four-week ADTV. Rule 10b–18 also will continue to include only U.S. market trading volume data in calculating a security’s ADTV.

See also Letter from Charles J. Plohn, Jr., Managing Director, Merrill Lynch, Pierce, Fenner, & Smith, Inc. to Larry E. Bergmann, Associate Director, Division of Market Regulation, Securities and Exchange Commission (June 3, 1991), which notes that the utility of effecting purchases in blocks is largely diminished by the inability to include such block purchases in calculating a security’s four-week ADTV and the practical difficulty and burden of recording all block purchases and subtracting them from the security’s overall trading volume, to calculate trading volume under the Rule.

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To accommodate issuers of thinly traded securities, we also proposed to modify the volume condition to allow issuers to purchase up to a daily aggregate amount of 500 shares, as an alternative to the 25% volume limitation.

c. Comment Letters

Twenty-six of the 43 comment letters we received discussed the treatment of block purchases, all of which opposed our proposal to eliminate the block exception. Most of the support for retaining the block exception came from companies with moderate or low average daily trading volumes. These issuers say that they rely heavily on the block transactions to implement their repurchase programs and argue that eliminating the block exception would cause their repurchase programs to take much longer to complete.70 Other commenters opposed eliminating the block exception due to their claims of an absence of evidence that block transactions are manipulative, adversely affect share prices, or are otherwise abusive.71 Some commenters argued that the block exception should be retained because it stabilizes markets in periods of severe market decline.72

As alternatives to eliminating the block exception, several commenters suggested raising the amount of shares in a block to the NYSE definition (i.e., 10,000 shares or more).73 Other commenters suggested limiting the number of ‘‘block’’ purchases that can occur on a single day. For example, one commenter suggested allowing issuers to make one single block purchase per day (i.e., on condition that the issuer does not make any other purchases for that day).74 Another commenter suggested limiting either all issuers or only mid-capitalization issuers to 20 block purchases in a day.75 Other commenters suggested raising the volume limits, especially for small capitalization companies with limited liquidity, from 25% to 35% (or even 100%) of a security’s ADTV.76

We believe eliminating the current block exception is essential if we are to maintain a limit on the amount of repurchase activity that is protected under the safe harbor.77 Block transactions today represent one-half of all market activity; accordingly, these transactions are not the exception, and they have a substantial impact on market prices.78 Issuers also may attempt to take advantage of the block exception to facilitate corporate transactions. For example, in contested takeovers, bidders might purchase significant blocks of their securities to boost their share price in order to enhance the value of their competing merger proposals. Moreover, during the late 1990s, it was reported that many companies were spending more than half their net income on massive buyback programs that were intended to boost share prices—often supporting their share price at levels far above where they would otherwise trade.79

These situations illustrate that the potential for manipulative abuse can be exacerbated by the block exception. Moreover, extending a safe harbor for issuer repurchases without any effective limit on the amount of repurchase activity undermines the original objectives of the Rule. For example, the current block exception may allow companies to engage in undisclosed stabilization and market domination, or the exception may be used by companies to engage in aggressive buybacks in order to enhance exchange ratios for their common stock. These activities can mislead investors about the integrity of the securities trading market as an independent pricing mechanism.

The predicate assumption of the commenters—that significant abuse must exist before any revisions to the safe harbor are warranted—may be appropriate for a prohibitive rule, but it is not necessary when the Commission is determining whether a safe harbor is warranted. We believe that safe harbors should facilitate only those activities that clearly present no cause for regulatory concern. In the case of the block exception, there is cause for regulatory concern.

d. Adopted Amendments to the Volume Condition

After carefully considering the comments received, and upon thorough examination of current market practices and the underlying purposes of the safe harbor, we are adopting the proposed amendments relating to the volume condition’s treatment of block purchases, with some modifications in response to comments received. Under the amended volume condition, to qualify for the safe harbor, an issuer’s total volume of Rule 10b–18 purchases effected on any single day must not exceed 25% of the ADTV in its security, which includes any block-size purchases by or on behalf of the issuer for that day. Issuers, however, can include their block-size purchases when calculating its security’s four-week ADTV.

In view of commenters’ concerns that eliminating the block exception would negatively affect issuers with moderate or low average daily trading volumes that rely heavily on block purchases to implement their repurchase programs,80 we have decided to

[70]	See, e.g., comment letters from America’s Community Bankers; First Virginia Banks, Inc.; and Securities Industry Association (SIA).
[71]	See, e.g., comment letters from Fed. Reg. Committee; Merrill; and Sullivan.
[72]

The concern about eliminating the block exception during times of severe market distress is addressed by the amended Rule’s alternative volume condition, which allows issuers to repurchase as much as 100% of their ADTV (up from 25%) during the trading session immediately following a market-wide trading suspension. The Commission also may use its emergency exemptive authority under Exchange Act Sections 12(k) and 36, 15 U.S.C. 78l (k) and 78mm(a). This would allow issuers to supply liquidity during the rare times of severe market volatility, such as the post-September 11, 2001 market. See note 93, infra.

[73]

See, e.g., comment letters from Fed. Reg. Committee; Merrill; Morgan; and Sullivan. However, raising the amount of shares in a block to 10,000 shares or more would do little to address the concerns of smaller issuers whose securities are thinly traded. Moreover, block-sized trades are likely to be relatively rare for small issuers, because they generally do not have institutional holders. For larger issuers, blocks of 10,000 shares have become commonplace in today’s market. In fact, blocks of 10,000 or more shares are nearly half of overall trading on the NYSE and Nasdaq. See NYSE Fact Book—2002 Data.

[74]	See comment letter from Bank Mutual Corporation.
[75]	See, e.g., comment letter from LNR Property Corporation (LNR).
[76]	See, e.g., comment letter from Morgan Stanley.
[77]

See, e.g., The October 1987 Market Break: A Report by the Division of Market Regulation, U.S. Securities and Exchange Commission (February 1988) at p. 6:11 (noting that, while issuer repurchases provided an important source of liquidity after the 1987 market break, the treatment of blocks under the Rule may effectively negate the volume restriction for many securities).

[78]

See, e.g., Steve Thel, ‘‘$850,000 in Six Minutes—The Mechanics of Securities Manipulation,’’ 79 Cornell Law Review 219, at 226–227, n. 39 (January 1994) (finding that large blocks move price more often and to a greater degree than the analysis of trading data indicates). See also Robert W. Holthausen, et al., ‘‘The Effect of Large Block Transactions on Security Prices,’’ 19 Journal of Financial Economics 237 (1987).

[79]	See, e.g., The Buyback Boomerang, Business Week (September 23, 2002).
[80]

These commenters claim that they are unable to effect repurchases within the safe harbor’s parameters or maintain effective and efficient repurchase programs without the block exception. See, e.g., comment letters from Morgan; National Association of Real Estate Investment Trusts (NAREIT); SIA; Skadden, Arps, Meagher & Flom, LLP (Skadden); and Sullivan.

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allow issuers to make (within the safe harbor) one block purchase per week, provided that the issuer does not make any other Rule 10b–18 purchases on that day. Thus, alternatively, once each week the issuer may purchase one block of its common stock in lieu of purchasing under the 25% volume limitation for that day.81 However, shares purchased by the issuer relying on this amended block exception may not be included when calculating a security’s four-week ADTV under the Rule. This amended block exception is intended to provide issuers with moderate or low ADTV greater flexibility in carrying out their repurchase programs.82 However, this amended block exception does not include any amount of securities that a broker or dealer, acting as principal, has accumulated for the purpose of selling to the issuer, if the issuer knows or has reason to know that such amount was accumulated for such purpose. 83

We also wish to reiterate that Rule 10b–18 is not the exclusive means by which issuers and their affiliated purchasers may effect purchases of the issuer’s stock without manipulating the market. In fact, the Commission has long recognized that there may be circumstances under which an issuer could effect repurchases outside the volume limitation without raising manipulative concerns, and indeed that failure to satisfy the conditions of the safe harbor does not give rise to any presumption that the activity is manipulative.84

IV. Applicability of the Safe Harbor During After-Hours Trading Sessions

Since the adoption of Rule 10b–18, the opportunity for investors to trade securities after the markets’ regular trading sessions (‘‘after-hours trading’’) has increased.85 The Division of Market Regulation (Division) has interpreted Rule 10b–18 to be available to purchases effected during limited off-hours trading (OHT) sessions at the primary market’s closing price.86 Specifically, the Division interpreted Rule 10b–18’s ‘‘one-half hour before the scheduled close of trading’’ language to refer to an exchange’s primary (or regular) trading session (i.e., 9:30 a.m.–4 p.m. price discovery session), rather than OHT sessions.

In the Proposing Release, we asked whether the safe harbor should be available to other issuer repurchases effected during after-hours trading and, if so, how should the safe harbor conditions apply to each separate trading session in one day. One commenter suggested that the safe harbor be available as long as the consolidated reporting system is open, so that the safe harbor would be available up to 30 minutes prior to the close of the consolidated tape with a price limit that is no higher than the closing price of the regular trading session (subject to bids or sales subsequently reported to the tape by other markets).87 Two other commenters favored extending the safe harbor to after-hours trading sessions and made specific suggestions as to how the conditions should apply to this second trading session.88 Other commenters simply requested clarification with respect to whether the safe harbor is available in the after-hours OTC session and, if so, whether the timing condition would apply in the after-hours OTC session.

After considering the comments, we have decided to extend the safe harbor to issuer repurchases effected after-hours (while the consolidated system is still open) and that are effected at prices that do not exceed the lower of the closing price of the primary trading session in the principal market for the security and any lower bids or sale prices subsequently reported in the consolidated system by other markets.89 This amendment will allow issuers to provide a source of liquidity, while still providing investor protection. Such purchases, of course, would still need to comply with the other three conditions of the safe harbor, with the following modifications. We are modifying the Rule to permit the issuer to use a broker or dealer for its after-hours Rule 10b–18 purchases different from the broker or dealer that it used during normal trading hours, because it may be impractical for an issuer to use the same broker-dealer in both a primary trading session and an after-hours trading session in one day.90 The amended Rule, however, precludes the issuer from effecting a Rule 10b–18 purchase as the opening transaction of the after-hours trading session (because the

[81]	For purposes of the amended block exception, we are retaining the current ‘‘block’’ definition. See Amended Rule 10b–18(a)(5).

We carefully considered whether to allow issuers to effect one block purchase per day (rather than per week). However, commenters noted that even one block purchase for a thinly traded issuer could be greater than 25% of its ADTV on a particular day. Rule 10b–18’s conditions are intended to minimize the market impact of an issuer’s repurchases, thereby allowing the market to establish a security’s price based on independent market forces without undue influence by the issuer. Allowing small, thinly traded issuers to use the block exception each trading day so that they might enjoy safe harbor protection for purchasing more than 25% of their ADTV for each of these days is inconsistent with the purpose of the Rule, investor protection and market integrity. If there is no true volume limitation, that condition is meaningless and safe harbor protection is inappropriate. We stress, however, that there is no presumption of manipulation if the issuer decides to purchase a block outside the safe harbor.

[82]

Of course, the issuer may repurchase under its 25% volume limitation on the other days of that week. Allowing one block purchase per week should also help certain thinly traded regulated issuers that are limited under relevant law in the number of shares they can issue (and are, therefore, dependent upon repurchasing to fund benefit programs), to purchase within the safe harbor. See, e.g., comment letter from Bank Mutual.

[83]

This block exception also excludes any amount that a broker or dealer has sold short to the issuer, if the issuer knows or has reason to know that the sale was a short sale. Amended Rule 10b–18(a)(5). Because commenters generally believed that the proposed 500-share alternative volume limit was too low, and because we are already providing issuers with greater flexibility by allowing them to effect one block purchase per week (as discussed above), we have decided not to adopt this proposal.

[84]	See 1982 Adopting Release, supra note 4.
[85]

For example, both the New York Stock Exchange, Inc. (NYSE) and the American Stock Exchange provide crossing sessions in which matching buy and sell orders can be executed at 5:00 p.m. at the exchanges’ 4 p.m. closing prices.

[86]

See Letter Regarding Operation of OHT Session by the NYSE (June 13, 1991); Letter Regarding Operation of OHT Session by the AMEX (August 5, 1991); and Letter Regarding AMEX After-Hours Trading Facility (May 6, 1997) (the OHT Session letters).

[87]	See comment letters from Merrill and T. Rowe Price Associates, Incorporated (T. Rowe).
[88]	See comment letters from Fed. Reg. Committee and Sullivan.
[89]

For example, in the case of a security that is traded in the NYSE OHT session (e.g., Crossing Session I) and other markets (e.g., the Pacific Stock Exchange (or in the third market)), if the highest current independent bid or the last independent sale price reported in the consolidated system is lower than the NYSE closing price, the safe harbor would not be available for closing-price single-sided orders entered during Crossing Session I. See Amended Rule 10b–18 (b)(2)(iv).

For many market centers, including the NYSE and the Nasdaq Stock Market, primary (or regular) trading sessions currently run from 9:30 a.m. to 4 p.m. Eastern Time. For securities that do not have a principal market, the issuer would need to look to the closing price of the primary trading session in the listing market for the security.

[90]

These amendments address the proposals raised in the Guzman & Company’s Petition for Rulemaking (filed on May 21, 1999), which is publicly available in File No. 4–424 in the Commission’s Public Reference Room. The Guzman petition requested that the Commission amend Rule 10b–18’s timing and pricing conditions to permit an issuer to effect repurchases during after-hours trading sessions so long as the purchases are effected at prices lower than the last reported price on the primary exchange or market on which the security of the issuer is traded. The petition also requested that the Rule be amended to permit an issuer to utilize a different broker or dealer for after-hours Rule 10b–18 purchases than is used during normal trading hours.

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opening transaction may be considered to be a significant indicator of the direction of trading and the strength of demand in the after-hours trading session), but permits the issuer to repurchase until the termination of the period in which last sale prices are reported in the consolidated system. The Rule’s volume calculation would carry over from the regular trading session.

V. Rule 10b–18 Alternative Conditions

A. Proposed Amendment to Rule 10b–18 Alternative Conditions

In view of the extreme market volatility that would trigger a circuit breaker and the desirability of facilitating liquidity in that context, we are adopting our proposed amendment to modify the safe harbor alternative conditions (which are applicable only during the trading session immediately following a market-wide trading suspension), by increasing the 25% volume limitation to 100% of a security’s ADTV.91 The amendment would permit issuers to purchase more securities within the safe harbor during these rare, but critical periods of severe market decline.92 All the commenters expressed strong support for the increased alternative volume limit, citing reasons such as enhanced liquidity and issuer flexibility. In addition, we will continue to view market situations other than market-wide trading suspensions, on a case-by-case basis, relying on our emergency and exemptive authority in Sections 12(k)(2) and 36 of the Exchange Act, as we did following the reopening of the markets after September 11, 2001.93

B. NYSE Petition for Rulemaking

In the Proposing Release, we sought comment as to whether Rule 10b–18’s “alternative conditions” should apply where there is a significant decline in the market price of an individual stock (i.e., in the absence of a market-wide trading suspension), as suggested by the NYSE in its petition.94 Only one commenter asked that we adopt the rules suggested by the NYSE in its petition concerning “special purchases” by independent trustees during periods of volatility. In contrast to the rare occurrence of a market-wide trading suspension (as discussed above), we are concerned about the likely frequency and market impact of such “special purchases,” as well as the feasibility of monitoring a program that involves market declines in individual stock prices. In addition, because the petition calls for the purchases to be made by an “independent trustee,” we believe such purchases may not even be attributable to the issuer in order for the safe harbor to apply. Thus, we have determined not to implement the proposals set forth in the NYSE’s petition for rulemaking.

VI. Disclosure

To enhance the transparency of issuer repurchases, we proposed that Regulations S–K and S–B, and Forms 10–Q, 10–QSB, 10–K, 10–KSB, 20–F (for foreign private issuers), and N–CSR (for closed-end funds) be amended to require periodic disclosure of all issuer repurchases of equity securities. These disclosure requirements would be independent of the Rule 10b–18 safe harbor.

Under the proposed amendments, issuers would be required to disclose, among other things, the total number of shares repurchased during the past quarter, the average price paid per share, the number of shares that were purchased as part of a publicly announced repurchase plan, and the maximum number (or approximate dollar value) of shares that may yet be purchased under the plans or programs.

Most of the commenters expressed support for enhanced transparency through the proposed disclosure and agreed that issuer disclosure in periodic filings of repurchases of their equity securities would provide investors with useful information about the level, frequency and purpose of such activity by an issuer and its affiliates.95 One commenter especially applauded the fact that the proposed amendments call for increased transparency of issuer repurchases by requiring disclosure of all such repurchases, regardless of whether such repurchases fall within the Rule 10b–18 safe harbor.96 Another commenter stated that repurchase disclosures by issuers will ensure that all market participants are aware of the size and scope of the repurchase program.97 In addition, requiring issuers to provide disclosure with respect to proposed and actual repurchases would make information that can be relevant in making investment decisions available to the market.98

However, commenters generally believed that disclosure of the broker-dealer’s identity is an unnecessary disclosure of confidential business information that could provide an informational advantage to other market participants.99 Two commenters suggested that the identity of the broker-dealer could be disclosed solely to the Commission, rather than to the public.100

[91]	Amended Rule 10b–18(c)(2). See also text accompanying note 93, infra, regarding the Commission’s emergency orders where the volume limitation was temporarily increased from 25% to 100% of a security’s ADTV following the events of September 11, 2001. The Rule defines a “market-wide trading suspension” as a market-wide trading halt of 30 minutes or more that is imposed pursuant to the rules of a national securities exchange or a national securities association in response to a market-wide decline during a single trading session; or declared by the Commission pursuant to its authority under Section 12(k) of the Act (15 U.S.C. 78l (k). See Amended Rule 10b–18(a)(7). For example, the alternative volume condition would apply in the trading session following a trading halt pursuant to NYSE Exchange Rule 80B or Market Closing Policy of the NASD. The Commission approved the NASD’s market closing policy statements, codified in IM–4120–3. Securities Exchange Act Release No. 39846 (April 9, 1998), 63 FR 18477 (April 15, 1998) (Circuit Breaker Approval Order). See also 17 CFR 240.10b–18(c); Securities Exchange Act Release No. 41905 (September 23, 1999), 64 FR 52428 (September 29, 1999) (modifying the timing condition to include in the safe harbor issuer purchases made at the reopening and during the last half-hour prior to the scheduled close of trading or at the next day’s opening if a market-wide trading suspension was in effect at the scheduled close of trading).
[92]	At such times, an issuer would still also have to comply with the manner, price, and alternative timing conditions in Rule 10b–18 to satisfy the requirements of the safe harbor. See generally The October 1987 Market Break, supra note 77 at pp. 6:1–6:15 (noting the increase in trading volume and the positive impact of issuer repurchases following the October 1987 market break).
[93]	On September 14, 2001, the Commission issued an “Emergency Order Pursuant to Section 12(k)(2) of the Exchange Act Taking Temporary Action to Respond to Market Developments.” Securities Exchange Act Release No. 44791 (September 14, 2001), 66 FR 48494 (September 20, 2001). This Emergency Order temporarily modified certain Commission rules and regulations governing issuer stock repurchases for an initial five-day period beginning September 17, 2001 and ending September 21, 2001. The Commission extended the period for an additional five days, ending on September 28. Securities Exchange Act Release No. 44827 (September 21, 2001), 66 FR 49438 (September 27, 2001). On September 28, 2001, the Commission used its exemptive authority under Section 36 of the Exchange Act to temporarily modify certain conditions of Rule 10b–18 for issuers that repurchased their own common stock during the period October 1–12, 2001. Securities Exchange Act Release No. 44874 (September 28, 2001), 66 FR 51076 (October 5, 2001).

In the event that there is another “market emergency” that does not fit within the meaning of a “market-wide trading suspension” (as defined under the rule), as was the case with the events following September 11, the Commission would have the same emergency and exemptive authority as above (i.e., under Sections 12(k)(2) and 36(a)(1) of the Exchange Act) to modify the safe harbor conditions, as it deems necessary.

[94]	The NYSE’s Petition for Rulemaking seeks an amendment to Rule 10b–18 to make the safe harbor available to an issuer for a category of “special purchases” effected by an independent trustee during a period of unusual volatility in the issuer’s stock. The petition is publicly available in File No. 4–446 in the Commission’s Public Reference Room.
[95]	See, e.g., comment letter from Cleary.
[96]	See comment letter from NAREIT.
[97]	See comment letter from WVS Financial Corporation (WVS).
[98]	See comment letter from Investment Company Institute (ICI).
[99]	See comment letters from Cleary; Dell; Emerson; Fed. Reg. Committee; Professor David Ikenberry, University of Illinois (Ikenberry); Merrill; Morgan; SIA; Sullivan; T. Rowe; Valero; and WVS.
100	See comment letters from SIA and WVS.

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After consideration of the above comments, and the concerns expressed about disclosure of the broker-dealer’s identity, and in view of the fact that most of the commenters agreed that publicly available information about issuer repurchasing activity would be useful for investors, we are adopting the proposed tabular disclosure requirements, with one modification. Specifically, the final rules will not require issuers to disclose the identity of the broker-dealer(s) used to effect the purchases.101

As adopted, Regulations S–K and S–B, and Forms 10–Q, 10–QSB, 10–K, 10–KSB, 20–F, and N–CSR are amended to require periodic disclosure of all issuer repurchases of shares or other units of any class of the issuer’s “equity securities”102 that are registered by the issuer pursuant to Section 12 of the Exchange Act.103 In particular, an issuer is required to disclose information concerning its repurchases in a new table in Forms 10–Q/10–QSB (new Item 2(e)), 10–K/10–KSB (new Item 5(c)), 20–F, and, for registered closed-end funds, Form N–CSR (new Item 8).104 The table in Forms 10–K/10–KSB, 10–Q/10–QSB, and N–CSR includes disclosure of all issuer repurchases of its Section 12 registered equity securities (both open market and private transactions) for its last fiscal quarter (the fourth quarter, in the case of Forms 10–K/10K–SB), or in the case of closed-end funds, semi-annual period, including the total number of shares (or units) purchased (reported on a monthly basis), the average price paid per share, the total number of shares (or units) purchased as part of a publicly announced repurchase plan or program, and the maximum number (or approximate dollar value) of shares (or units) that may yet be purchased under the plans or programs.105 As stated above, the disclosure requirement is independent of the Rule 10b–18 safe harbor.

New Item 16E to Form 20–F requires the same tabular presentation of information (again, pursuant to the adopted amendments, the identity of the broker-dealer effecting the transactions will not be required in the table included in Form 20–F). However, a foreign private issuer that has securities registered under Section 12 of the Exchange Act is required to disclose on a yearly basis in its annual report on Form 20–F its repurchases of its securities. The disclosure provided relates to the issuer’s securities in ordinary share form, whether the issuer has repurchased the shares itself or depositary receipts that represent the shares. The price data and other data should be stated in the same currency used in the issuer’s primary financial statements.

One commenter noted that many foreign private issuers are subject to regulatory regimes in their home countries with respect to the repurchase of shares and suggested that these issuers be permitted to include disclosure in their Form 20–F annual reports that was based on home country disclosure requirements instead of our proposed disclosure requirements.106 We have not adopted this view because, under Item 16E as adopted, investors will be afforded disclosure of the same type of information with respect to share repurchases whether the issuer in question is a foreign private issuer or a domestic issuer. In addition, it would not appear unduly burdensome for foreign private issuers to gather and disclose the type of summary information required under Item 16E, nor are we aware that the disclosure of this information would conflict with any country’s law. Lastly, to the extent a foreign private issuer files public reports pursuant to its home country requirements with respect to share repurchases, the issuer can file those reports under Form 6–K if the issuer deems those reports material to investors.

The final rules also require footnote disclosure of the principal terms of publicly announced repurchase plans or programs, including: (1) The date of announcement, (2) the share or dollar amount approved, (3) the expiration date (if any) of the plans or programs, (4) each plan or program that has expired during the period covered by the table, and (5) each plan or program that the issuer has determined to terminate prior to expiration or under which the issuer does not intend to make further purchases.

We initially proposed to require additional footnote disclosure of each plan or program that the issuer has not purchased under during the period covered by the table, and whether the issuer still intends to purchase under that plan or program. Several commenters opposed the proposed disclosure of an issuer’s intent to make future purchases under an announced plan or program. One commenter noted that a board’s authorization of a purchase plan or program typically is general enough as to provide management with considerable flexibility to respond to market conditions in executing the plan.107 This commenter thought that requiring issuers to provide disclosure about their intent to make future purchases could be more misleading than helpful to investors.

Based on commenters’ remarks, we have modified the footnote disclosure to instead require an issuer to disclose each plan or program under which the issuer does not intend to make further purchases. Because an issuer therefore will only have to provide this disclosure after it has made a determination to stop making purchases under a particular plan or program, there will be no need for the issuer to speculate about its future intent. The revision also will obviate the need for issuers to include boilerplate representations in their periodic reports indicating that they may continue to make purchases under announced plans or programs.

The table also must include footnotes that briefly disclose the nature of the transaction for purchases made other than pursuant to a publicly announced repurchase plan or program. These include, for example, open market and privately negotiated purchases, issuer tender offers, purchases made by the issuer upon another person’s exercise of outstanding put rights, and in other transactions through which the company purchases its Section 12 registered equity securities.

We believe information about how much common stock the issuer has repurchased is important to investors.108 Studies have shown that the public announcement by an issuer of a repurchase program is often followed by a rise in the issuer’s stock price.109

101	Of course, the Commission can request this information under a variety of circumstances. However, the submission to the Commission of the identity of the broker-dealer(s) would not be made public.
102	For purposes of Item 703 of Regulations S–K and S–B, and Item 8 of Form N–CSR, the term “equity securities” is defined in Section 3(a)(11) of the Exchange Act. For purposes of Form 20–F, the term “equity securities” is defined in General Instruction F to Form 20–F.
103	These new disclosure requirements supplement such disclosure obligations as issuers have always had under existing antifraud and other provisions of the federal securities laws. Thus, compliance with new Item 703 of Regulations S–K and S–B, new Item 16E of Form 20–F or new Item 8 of Form N–CSR will not excuse an issuer from disclosure obligations arising under other provisions of the federal securities laws. See, e.g., 17 CFR 240.10b–5 and 17 CFR 240.12b–20.
104	See adopted Item 703 of Regulations S–K and S–B (17 CFR 229.703 and 228.703), Item 2(e) of Forms 10–Q and 10–QSB, Item 5(c) of Forms 10–K and 10–KSB, Item 16(E) of Form 20–F, and Item 8 of Form N–CSR.
105	Id.
106	See comment letter from Sullivan.
107	Id.
108	In the past, we had proposed requiring issuers that intended to repurchase more than 2% of their stock in a twelve-month period to disclose specified information prior to effecting any repurchases. See Proposed Rule 13e–2(d)(1). See 1980 Proposing Release, supra note 4, 45 FR at 70897. Issuers also would have been required to disclose this information to the exchange on which the stock was listed for trading or to the NASD if the stock was authorized for quotation on Nasdaq. See Proposed Rule 13e–2(d)(2). The Commission did not act on these proposals.
109	See Comment, R. and Jarrell, G., “The Relative Signaling Power of Dutch-Auction and Fixed-Price Self-Tender Offers and Open-Market Share Repurchases,” Journal of Finance 46 (1991), pp. 1243–71; Asquith, P. and Mullins, D., “Signaling with Dividends, Stock Repurchases and Equity Issues,” Financial Management 15 (1986), pp. 27–44; Vermaelen, T., “Common Stock Repurchases and Market Signaling,” Journal of Financial Economics 9 (1981), pp. 139–83; and Dann, L., “The Effects of Common Stock Repurchase on Security Holder’s Returns,” Journal of Financial Economics 9 (1981), pp. 101–138.

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Studies have also shown that some issuers publicly announce repurchase programs, but do not purchase any shares or purchase only a small portion of the publicly disclosed amount.110 Thus, disclosure of an issuer’s actual repurchases will inform investors whether, and to what extent, the issuer had followed through on its original plan.111 Investors also will have information regarding an issuer’s repurchase activity in order to assess its possible impact on the issuer’s stock price, similar to periodic disclosure of issuer earnings and dividend payouts.112 Finally, investors also will be apprised of when an issuer repurchase plan has expired, has been terminated, or when the issuer has determined not to make further purchases under a repurchase plan.

The importance of requiring disclosure of issuer repurchases was made more apparent when the Commission temporarily afforded emergency relief regarding Rule 10b-18 following the September 11, 2001 attacks.113 The Commission’s emergency action, which temporarily modified Rule 10b-18’s timing and volume limitations, was designed to provide for potential additional liquidity in order to facilitate the reopening of the U.S. equities markets on September 17, 2001, and the continued orderly operation of the markets during the weeks following. However, because Rule 10b-18 does not require disclosure, it was difficult to assess precisely how much of the purchasing activity was attributable to issuer repurchases and how much was attributable to non-issuer trading activity. Requiring issuers to disclose their repurchases in their periodic reports will provide investors with important information regarding the company’s purchasing activity. It also will provide the Commission with useful information in assessing the level and market impact of issuer repurchases, as well as in responding to future market emergencies.

Closed-end funds will provide the required disclosure regarding their repurchases semi-annually on Form N–CSR. We believe that, as with other issuers, additional disclosure regarding repurchases by closed-end funds will be useful to investors.114

We are eliminating the current requirement for closed-end funds to disclose information regarding privately negotiated repurchases of their securities on Form N–23C–1. One commenter noted that the current requirement would be duplicative, in light of the new disclosure required on Form N–CSR, and we agree.115 Currently, closed-end funds are required to file Form N–23C–1 no later than the tenth day of the calendar month following the month in which the purchase occurs.116 Elimination of the requirement to file Form N–23C–1 will remove an unnecessary regulatory burden for closed-end funds and will apply a uniform disclosure requirement to closed-end funds and other issuers.117

We are also adopting a conforming technical amendment to Rule 23c–1 under the Investment Company Act. Currently, Rule 23c–1(a)(11) requires a closed-end fund to file a copy of any written solicitation to purchase securities under the rule sent or given during the prior month by or on behalf of the fund to 10 or more persons together with Form N–23C–1. Because we are eliminating Form N–23C–1, we are amending Rule 23c–1 and Form N–CSR to require closed-end funds to use Form N–CSR to comply with the requirement to file such a solicitation.118

VII. Paperwork Reduction Act

The adopted amendments to Regulations S–K, S–B, Forms 10–Q, 10–QSB, 10–K, 10–KSB, 20–F, and N–CSR contain collection of information requirements within the meaning of the Paperwork Reduction Act of 1995.119 We published a notice requesting comment on the collection of information requirements in the Proposing Release, and submitted these requirements to the Office of Management and Budget (OMB) for review. OMB has approved these requests. There is no collection of information requirement within the meaning of the Paperwork Reduction Act for Rule 10b–18.

Compliance with the adopted amendments to Regulations S–K, S–B, Forms 10–Q, 10–QSB, 10–K, 10–KSB, 20–F, and N–CSR will be mandatory. The Commission will not keep the information required by the amendments confidential.

An agency may not conduct or sponsor, and a person is not required to respond to, an information collection unless it displays a currently valid OMB control number. The titles of the affected collections are “Regulation S–K,” “Regulation S–B,” “Form 10–Q,”

110	Id. If an issuer announced a repurchase program, but had no intention to make purchases, it may violate the anti-fraud and anti-manipulation provisions of the federal securities laws.
111	See, e.g., Ikenberry, David, et al., “Stock Repurchases in Canada: Performance and Strategic Trading,” Journal of Finance 55 (October 2000), pp. 2373–97 (noting that the fraction of shares actually repurchased in connection with Canadian stock repurchase programs is surprisingly low, for example, at termination of the program, roughly a quarter of the firms did not repurchase any shares). Under Canadian law, issuers must report each month the number of shares they actually repurchase. Id.
112	See, e.g., Grullon, G. and Ikenberry, D., “What Do We Know About Stock Repurchases,” Journal of Applied Corporate Finance 13 (2000), pp. 31, 40–41 (discussing how corporations have been substituting repurchases for dividends, as economic equivalent means of returning excess capital to shareholders). Moreover, requiring such disclosure would be analogous to the requirement that corporate insiders disclose their own transactions involving the company’s stock. See, e.g., id, at 48 (emphasizing the need to regulate consistently economically equivalent practices, the authors note that “[a]lthough firms repurchasing stock are not required to disclose any of their trades, if management makes the same decision on a personal account, details about the trades must be promptly disclosed to the SEC and then made public in short order”). See also Cook, Douglas et al., SEC Guidelines for Executing Open Market Repurchases,” The Journal of Business, 2003, vol. 76, no. 2) (questioning the regulatory effectiveness of safe harbors without mandatory disclosure).
113	See text accompanying supra note 93.
114	See generally Thomas J. Herzfeld, Market Shakeout Leads to Unprecedented Number of Share Buyback Announcements, Investor’s Guide to Closed-End Funds (Oct. 1998) (discussing actual buybacks after announcements and the use of buybacks to reduce closed-end fund discounts and noting that “many funds maintain the authorization to repurchase their own shares in the open market, but only a handful buy back significant numbers of shares”).
115	See comment letter from ICI.
116	Rule 23c–1(a)(11) under the Investment Company Act, 17 CFR 270.23c–1(a)(11); Form N–23C–1, 17 CFR 274.201. Of 125 Form N–23C–1 filings made during the year ending September 30, 2002, it appears that at least 37 of these filings were not required under Rule 23c–1 (no repurchases occurred in the prior month or repurchases on the open market).
117	Closed-end funds will continue to be required to respond to Item 86 of Form N–SAR, 17 CFR 249.330; 17 CFR 274.101, which requires disclosure of the aggregate number of shares and net consideration paid for all repurchases and redemptions of a closed-end fund’s common and preferred stock.
118	Item10(a)(3) of Form N–CSR; Rule 23c–1(a)(11) under the Investment Company Act.
119	44 U.S.C. 3501.

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“Form 10–QSB,” “Form 10–K,” “Form 10–KSB,” “Form 20–F,” and “Form N–CSR” under OMB control numbers 3235–0071, 3235–0417, 3235–0070, 3235–0416, 3235–0063, 3235–0420, 3235–0288, and 3235–0570 respectively.

We believe that the amendments to Regulations S–K, S–B, Forms 10–Q, 10–QSB, 10–K, 10–KSB, 20–F, and N–CSR are necessary to: (1) Facilitate the transparency of issuers’ repurchases, (2) bolster investor confidence in the integrity of the securities trading markets, and (3) monitor and assess the level and market impact of issuers’ repurchases. We estimate that 75% of the total burden of Forms 10–K, 10–KSB, 10–Q and 10–QSB is carried by the issuer, and therefore is reflected as an hourly burden. The remaining 25% of the total burden is attributed to outside costs.120 Based on the actual filings that we received in fiscal year 2002, we estimate that Form 10–K is filed by 8,484 respondents, has a total annual burden of 13,970,929 hours and a cost of $1,396,396,000; Form 10–KSB is filed by 3,820 respondents, has a total annual burden of 4,716,969 hours and a cost of $470,993,000; Form 10–Q is filed by 23,743 respondents, has a total annual burden of 3,414,474 hours and a cost of $336,698,630; Form 10–QSB is filed by 11,299 respondents, has a total annual burden of 1,540,119 hours and a cost of $151,752,130; and Form 20–F is filed by 1,194 respondents, has a total annual burden of 769,826 hours and a cost of $690,501,580.

Closed-end funds would be required to provide similar disclosure on new Item 8 of Form N–CSR.121 With respect to new Item 8 of Form N–CSR, we estimate that 75% of the burden of preparation will be borne by the company internally, and 25% of the burden of preparation will be borne by outside professionals. Based on the actual filings that we received in fiscal year 2002, we estimate that Form N–CSR is filed by 7,400 respondents, has a total annual burden of 142,498 hours and a cost of $881,000.

VIII. Cost-Benefit Analysis

We are sensitive to the costs and benefits of our rules and we have considered the costs and benefits of our adopted amendments. To assist us in evaluating the costs and benefits, in the Proposing Release we encouraged commenters to discuss any costs or benefits that the modifications might impose. In particular, we requested comment on the potential costs for any modifications to information gathering, management, and record keeping systems or procedures as well as any potential benefits resulting from the proposals for issuers, investors, brokers, dealers, and other securities industry professionals, regulators, and others. Commenters were requested to provide analysis and data supporting their views on the costs and benefits associated with the proposed amendments.

A. Costs and Benefits of the Adopted Amendments to Rule 10b–18

We believe the adopted amendments simplify and update Rule 10b–18 in light of market developments since its adoption. First, the adopted amendments merge the definition of a “Rule 10b–18 bid” into the definition of a “Rule 10b–18 purchase.” Second, the adopted amendments clarify that the safe harbor is available for repurchases of common equity securities. Next, the adopted amendments clarify the scope of the merger exclusion. Fourth, the adopted amendments clarify the application of the single broker or dealer condition to repurchases effected through ECNs or other ATSs. Fifth, the adopted amendments modify the timing condition to allow issuers of highly liquid securities to rely on the safe harbor for a longer time period each day. Sixth, the adopted amendments simplify the pricing condition by applying a uniform price limit for all issuers. Additionally, the adopted amendments clarify the safe harbor’s availability for certain riskless principal transactions. Further, the adopted amendments to the volume condition are revised (i) to eliminate the current block exception, (ii) to include block purchases in the 25% ADTV limit, (iii) to provide a volume limit of one block purchase per week in lieu of the 25% ADTV limitation, and (iv) to increase the volume condition following a market-wide trading suspension to 100% of ADTV. Lastly, the adopted amendments extend the safe harbor to certain repurchases made during after-hours trading and allow the use of a different broker or dealer for those repurchases.

1. Benefits

In order to assess the benefits of the proposed amendments to Rule 10b–18, we sought comment regarding potential benefits as well as data and facts supporting commenters’ views. We requested data and analysis on any effect the proposed amendments might have on liquidity.

We believe the amendments we are adopting today (i) simplify and update Rule 10b–18 in light of market developments since its adoption; (ii) provide continued clarity as to the scope of the safe harbor for issuers and the brokers, or dealers that assist them with repurchasing; (iii) avoid what might otherwise be a substantial and unpredictable risk of liability under the anti-manipulation provisions of the Exchange Act; and (iv) allow the market to establish a security’s price based on independent market forces without undue issuer influence by minimizing the impact of an issuer’s safe harbor repurchases.

The Commission expects that the Rule 10b–18 adopted amendments should benefit issuers, brokers, dealers, investors, and the marketplace in a number of ways. First, the adopted amendment to the definition of a “Rule 10b–18 purchase” to include a “Rule 10b–18 bid” simplifies the definition making Rule 10b–18 easier for issuers and broker-dealers to use. Similarly, the clarification that the safe harbor is available for repurchases of common equity securities alleviates any ambiguity as to the scope of the Rule, thereby benefiting issuers and the brokers, or dealers they employ to effect Rule 10b–18 repurchases. The adopted amendments should further benefit issuers and broker-dealers by providing certainty regarding the use of ECNs and ATSs to effect safe harbor repurchases.

Additionally, we expect the modified timing condition that allows issuers of highly liquid securities to effect safe harbor repurchases for a longer period of time each day should benefit brokers and dealers by allowing them to implement a repurchasing strategy over a longer period of time. We believe this amendment should benefit investors and the marketplace by maintaining a reasonable limit on the repurchases so that market prices are not unduly effected by an issuer’s repurchases. Moreover, we anticipate that this amendment may foster enhanced liquidity to the marketplace thereby benefiting investors, as issuers will be a source of

120	With respect to Form 20-F, however, 25% of the burden is reflected as an internal burden, 75% is reflected as an outside burden.
121	Currently, closed-end funds are required to disclose information regarding privately negotiated repurchases of their securities on Form N–23C–1 not later than the 10th day of the month following the month in which the repurchase occurs. The information required on Form N–23C–1 is duplicative of the information required in new Item 8 of Form N-CSR. Therefore, we are eliminating Form N–23C–1 and amending Rule 23c–1 under the Investment Company Act to remove the requirement to file Form N–23C–1 regarding privately negotiated repurchases. The PRA burden for Form N–23C–1 of 180 hours will be eliminated as a result of the elimination of this Form. The PRA burden for compliance with Rule 23c–1 will continue to be associated with other disclosure requirements of that rule, including the written confirmation, asset coverage disclosure, and six month notice requirements for paragraphs (a)(5), (a)(7), and (a)(10) of the rule, and will remain unchanged.

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buying power during this time. We believe investors should be further benefited by limiting the expanded timing condition to highly liquid issuers thereby minimizing the impact of repurchases by less liquid issuers near the close of trading.

The adopted amendments also reflect our view that a uniform pricing condition should benefit brokers and dealers who effect repurchases for several issuers by making the price condition easier to apply to several issuers on a given day. Next, the adopted amendments make certain riskless principal transactions eligible for the safe harbor, benefiting issuers and broker-dealers who wish to execute Rule 10b–18 repurchases in this manner. We believe that this amendment should similarly allow the markets to establish a security’s price based on independent market forces without undue issuer influence, because the open market leg of the transaction must meet the conditions of Rule 10b–18.

We anticipate that the amendment to include block purchases in calculating the 25% ADTV should simplify an issuer’s volume calculation because block purchases would no longer need to be subtracted. We also expect that the adopted amendments providing an alternative volume limit of one block per week should benefit small issuers who believed that a complete elimination of the block exception would make the safe harbor entirely unavailable to them. We anticipate that the one block per week limitation should place a reasonable limit on this activity while providing liquidity to investors. Moreover, the inclusion of block purchases in the 25% volume limitation will establish a reasonable limit on the amount of repurchasing activity that is safe harbor protected, which, in turn, prevents issuers from dominating the market for their common stock. Share prices that are established by independent market forces rather than an issuer’s substantial repurchasing activity will promote investor confidence and market integrity. Next, we believe that the adopted amendment to the volume condition following a market-wide trading suspension should benefit issuers by increasing their Rule 10b–18 repurchasing flexibility. This adopted amendment should also benefit investors and the marketplace by providing enhanced liquidity. Moreover, the increased liquidity may reduce issuers’ transaction costs.

Lastly, we expect that the adopted amendments concerning after-hours repurchases should benefit issuers by providing a longer time period throughout the day in which to effect Rule 10b–18 repurchases. We expect that this may provide additional liquidity for investors effecting after-hours transactions. Further, the adopted modification to the one broker or dealer condition for after-hours sessions should also provide additional Rule 10b–18 flexibility to issuers.

2. Costs

Rule 10b–18 is an optional safe harbor rather than a prescriptive rule. As such, issuers are not required to comply with its conditions. Thus, any costs related to complying with the safe harbor and the adopted amendments are assumed voluntarily. We assume that issuers will rely on Rule 10b–18 only if the anticipated benefits from doing so exceed any anticipated costs. We believe that the adopted Rule 10b–18 amendments should impose negligible costs, if any, on issuers, and should not compromise investor protection. As an aid in evaluating costs and reductions in costs, the Proposing Release sought comments concerning the public’s views as well as any supporting information. Specifically, we requested comment as to whether the proposed amendments would impose greater costs on issuers than the current Rule. We received few comments regarding costs and those that we did receive concerned the treatment of blocks and mergers.

The adopted amendments with respect to block purchases allow issuers to choose to purchase one block per week in lieu of the 25% ADTV limit. Rather than a complete elimination of the block exclusion, the amended volume condition allows issuers to elect between purchasing one block per week or purchasing within the 25% ADTV limit. We anticipate that large issuers will continue to rely on the 25% volume limitation as their liquidity levels will enable them to effect repurchases in an amount that equates with their needs without dominating the market for their common stock. We understand that some issuers of less liquid common stock may not have a sufficient ADTV to purchase even one 5,000-share block within the safe harbor using the 25% limit. We anticipate that these issuers will rely on the one block per week exception. We further expect that this exception should mitigate the concerns of small issuers that the inability to purchase any blocks within the safe harbor would increase costs. In light of the comments we solicited in the Proposing Release, we expect that certain issuers will choose this block purchase alternative and we anticipate that this may reduce costs, as blocks may be less costly for issuers to acquire. Next, we anticipate that including block purchases in the ADTV calculation should reduce costs associated with the calculation because it will reduce the burden of, and the potential error associated with, subtracting block purchases.

Additionally, the adopted amendments concerning the merger exclusion will permit for some post merger announcement repurchases to be eligible for the safe harbor. The Commission did not adopt a blanket prohibition with respect to safe harbor repurchasing post-merger announcement. Some commenters believed that such an amendment would reduce liquidity, and affect capital allocation strategies, among other things. Instead, the adopted amendments allow for certain post merger announcement repurchases while excluding those where there is a heightened incentive to manipulate. For example, certain repurchases that reflect an issuer’s repurchases during the three-month period prior to a merger announcement are safe harbor eligible, subject to the 25% ADTV limit. We expect that the allowance for certain safe harbor repurchasing post merger announcement should mitigate any adverse effect on issuer costs.

B. Costs and Benefits of the Adopted Disclosure Amendments

1. Benefits

The amendments to Regulations S–K and S–B and Forms 10–K, 10–KSB, 10–Q, 10–OSB, 20–F and N–CSR will provide several important benefits to investors and the securities markets as a whole. The new repurchase disclosure requirement may prevent undetected manipulation by deterring repurchase program announcements by issuers that do not intend to effect repurchases but would benefit from a post announcement increase in the price of their common stock. The disclosure requirement will increase market transparency by providing investors with information that otherwise has not been readily available. Issuers use their discretion in deciding whether and when to effect repurchases. Moreover, issuers may not repurchase all, or even any, of the shares they are authorized to repurchase. Before adoption of these rules, investors and market participants have not had ready access to information that would help them determine the amount of repurchasing effected by a registrant in any given time period. This disclosure will provide more complete information to investors to assist them in better assessing an issuer, its activities, and its stock price.

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The amendments also will provide a uniform disclosure system concerning repurchases. This system should benefit investors and other market participants by providing repurchasing information in a consistent format and in a timely manner. The amendments will also provide investors with useful information concerning the manner in which a company makes repurchases (e.g., through open market purchases, tender offers, in satisfaction of a company’s obligations upon exercise of outstanding put options, or other transactions).

Furthermore, the amendments will shed light on currently undisclosed repurchases. Before adoption of these requirements, only certain repurchasing activity had to be disclosed, such as repurchases from company insiders and certain repurchases by closed-end funds. The final rules require comprehensive repurchasing disclosure. For example, the amendments require disclosure of currently undisclosed activity, such as an issuer repurchasing its stock from put option holders who exercised options issued by the company.

Additionally, the disclosure will provide investors and the marketplace with signaling information. An issuer’s repurchases may signal information to investors such as an issuer’s belief that its stock is undervalued. In the same way, the disclosure could signal information about market trends.

Finally, the disclosure requirement will also provide information about an issuer’s use of capital. When registering an offering, an issuer may state various uses of the offering proceeds, including repurchasing. The new periodic disclosure will provide follow-up information to such a registration statement disclosure. It is also a valuable way to confirm whether any of the offering proceeds were used for repurchases. All of these benefits will increase market efficiency.

2. Costs

The final rules require issuers to disclose, with respect to their repurchases, the total number of shares (or units) repurchased, the average price per share, the number of shares (or units) that were repurchased pursuant to a publicly announced plan or program and the maximum number (or approximate dollar value) of shares (or units) that may yet be repurchased under the plans or programs. The final rules will increase costs for all reporting companies that make repurchases. However, these costs may be mitigated somewhat for many issuers that currently collect and publish repurchase information concerning the number of shares repurchased, the total dollar amount paid for the repurchases or the average price paid per share, and/or the number of shares or dollar amount available for repurchase under a particular repurchase program.122 Although we are not changing our one hour burden estimate reflected in the Proposing Release, we also have slightly reduced the reporting burden by eliminating two proposed disclosure requirements: (1) that issuers disclose the identity of the broker used to effect the disclosed repurchases; and (2) that issuers identify in a footnote to the table each plan or program that the issuer has not purchased under during the period covered by the table and whether the issuer still intends to purchase under that plan or program.123

We estimate that it will take an issuer an average of approximately one hour per annual, semi-annual, or quarterly filing to prepare the required disclosure. The estimated cost per registrant of providing this disclosure per filing on Forms 10–Q, 10–QSB, 10–K, 10–KSB and N–CSR is $169.124 The estimated cost per issuer of providing this disclosure per filing on Form 20–F is $256.125 The estimated total annual cost of providing this disclosure for all issuers is $879,870.

IX. Consideration of Promotion of Efficiency, Competition, and Capital Formation

Section 3(f) of the Exchange Act126 and Section 2(c) of the Investment Company Act 127 require us, when engaging in rulemaking and where we are required to consider or determine whether an action is necessary or appropriate in the public interest, to consider, in addition to the protection of investors, whether the action will promote efficiency, competition, and capital formation. Section 23(a)(2) of the Exchange Act 128 requires the Commission in adopting rules under the Exchange Act, to consider the anticompetitive effects of any rules it adopts under the Exchange Act. Section 23(a)(2) prohibits us from adopting any rule that would impose a burden on competition not necessary or appropriate in furtherance of the purposes of the Exchange Act. In the Proposing Release, we solicited comment on the proposals’ effects on efficiency, competition, and capital formation. Additionally we requested, but did not receive, comments regarding the impact of the proposed amendments on the economy generally pursuant to the Small Business Regulatory Enforcement Fairness Act of 1996.129

We have considered the proposed amendments to Rule 10b–18 in light of the standards of Section 23(a)(2) of the Exchange Act and believe the adopted amendments should not impose any burden on competition not necessary or appropriate in furtherance of the Exchange Act. With one exception noted below, the amended safe harbor will apply equally to all issuers. Further, Rule 10b–18 is not the exclusive means by which issuers may effect purchases of their common stock. An issuer can purchase its common stock outside the safe harbor without raising a presumption of manipulation. The one area in which issuers may be treated differently is the adopted timing condition amendment. This amendment allows issuers whose securities are actively traded to stay in the market for—a longer

122

See for example, CGS Systems International, Inc. Reports First Quarter 2002 Results, PR Newswire (April 29, 2002) (publishing the number of shares repurchased, the average price paid per share, and the remaining number of shares available for repurchase under the repurchase program); Republic Services, Inc. Reports First Quarter Earnings Per Shares of $0.32, PR Newswire (April 29, 2002) (publishing the number of shares repurchased, the total dollar amount paid for the repurchases, and the dollar amount remaining under the repurchase program); Quotesmith.com 1Q Loss 14 Cents a Share, Dow Jones News Service (April 29, 2002) (publishing the number of shares repurchased and the average price paid per share); Gartner Reports Profitability Improvement for Fourth Consecutive Quarter, Business Wire (April 24, 2002) (publishing the number of shares repurchased and the average price paid per share); Datascope Third Quarter Results, PR Newswire (April 24, 2002) (publishing the number of shares repurchased and the total dollar amount paid); and DST Systems, Inc. Announces First Quarter 2002 Financial Results, PR Newswire (April 24, 2002) (publishing the number of shares repurchased, the average price paid per share, as well as the fact that the repurchasing was done through a private transaction).

123	In lieu of this disclosure, the final rules require the registrant to disclose each plan or program under which the issuer does not intend to make further purchases.
124

This calculation is based on an estimate of  3/4 burden hour of internal staff time and  1/4 burden hour of third-party time and a cost of $125.00 per hour for internal staff and $300 per hour for services provided by third parties. The hourly cost estimate is based on consultations with several issuers and law firms and other persons who regularly assist issuers in preparing and filing periodic reports with the Commission.

125

This calculation is based on an estimate of  3/4 burden hour of third-party time and  1/4 burden hour of internal staff time and a cost of $125.00 per hour for internal staff and $300 per hour for services provided by third parties. The hourly cost estimate is based on consultations with several issuers and law firms and other persons who regularly assist issuers in preparing and filing periodic reports with the Commission.

126	15 U.S.C. 78c(f).
127	15 U.S.C. 80a–2(c).
128	15 U.S.C. 78w(a)(2).
129	Pub. L. No. 104–121, tit. II, 110 Stat. 857 (1996).

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period of time—10 minutes instead of 30 minutes before the scheduled close of trading. The modified timing condition for actively traded issuers will not impose a significant burden on small issuers because small issuers can still make safe harbor purchases during a trading day or elect to make repurchases outside the safe harbor. They would be treated differently under the timing condition for only a 20-minute period. We believe that differing treatment for issuers that meet the actively traded test (ADTV and public float) and those that do not is necessary because issuer repurchases of less liquid securities would likely have a greater impact on the price of those securities. We do not believe that it would be appropriate or in furtherance of investor protection and market integrity to provide safe harbor eligibility for repurchases with a greater potential for undue issuer influence. We believe that allowing issuers of less liquid securities to remain in the market with the protection of the safe harbor between 30 and 10 minutes prior to the market close could compromise market integrity and erode investor confidence. We expect that the adopted timing amendment will benefit (1) the marketplace and investors by providing additional liquidity, and (2) traders by allowing them to implement a trading strategy for a longer period during the day. We believe that the amendment appropriately recognizes the minimal risk that large issuers’ repurchases will unduly influence the market, thereby allowing the market to establish security prices based on independent market forces, and the difference in issuer treatment for 20 minutes a day does not create a significant anti-competitive burden on non-actively traded issuers. Further, we do not believe that the adopted safe harbor amendments should have a significant effect on competition because all issuers have the option of complying with the manner, volume, time, and price conditions.

With respect to disclosure, the adopted amendments to Forms 10–K, 10–KSB, 10–Q, 10–QSB, 20–F and N–CSR apply equally to all filers who announce that they intend to make repurchases. Thus, we do not believe that the amendments to these forms will have an anti-competitive effect.

We believe that the Rule 10b–18 safe harbor, as amended, should improve market efficiency in the trading session following a market-wide trading suspension by providing enhanced liquidity. We further believe the adopted amendments will improve market efficiency by providing greater clarity, uniformity, and simplification of the safe harbor conditions. An efficient market generally promotes capital formation.

Moreover, the adopted disclosure amendments to Forms 10–K, 10–KSB, 10–Q, 10–QSK, 20–F and N–CSR should enhance market efficiency by providing additional, readily accessible information to investors concerning issuer repurchase activity. Enhanced disclosure will allow investors to make better-informed investment decisions. We believe the increased transparency of issuer activity will improve market efficiency and bolster investor confidence in our securities markets. Informed investor decisions generally promote market efficiency and capital formation.

X. Final Regulatory Flexibility Analysis

The Final Regulatory Flexibility Analysis (FRFA) has been prepared in accordance with the Regulatory Flexibility Act.130 This FRFA relates to adopted amendments regarding Rule 10b–18, Regulations S–K, S–B, Forms 10–Q, 10–QSB, 10–K, 10–KSB, 20–F, N–CSR, and N–23C–1, and Rule 23c–1 under the Investment Company Act.

A. Need for and Objectives of the Amendments

The adopted Rule 10b–18 amendments fulfill several objectives including (1) simplifying and updating the Rule; (2) providing additional liquidity in times of market stress; (3) fostering investor confidence; and (4) providing a risk management tool to issuers. Moreover, the adopted amendments are consistent with the objective of minimizing the effects of an issuer’s repurchases on the market price of an issuer’s common stock thereby furthering our objective of fostering markets where investors, and particularly an issuer’s shareholders, should be able to rely on a common stock price that is set by independent market forces and not influenced in a manipulative manner by the issuer.

First, the amendments simplify and update the Rule in light of our experience with its operation and to reflect market developments since its adoption. The adopted amendments modify the definition of “Rule 10b–18 purchase” to incorporate the current “Rule 10b–18 bid” definition, and to apply a uniform price condition among issuers. The safe harbor amendments also clarify the scope of the merger exclusion and modify the timing condition for actively traded issuers. Second, the amended volume condition provides increased liquidity to the markets by easing the volume condition in the trading session following a market-wide trading suspension, and provides an alternative volume condition allowing issuers to purchase one block or 25% of their ADTV on a given day. Third, the adopted amendments foster investor confidence in market integrity by maintaining reasonable limits on issuer repurchasing activity within the safe harbor, and facilitating pricing by independent market forces. Fourth, the adopted amendments provide increased clarity to issuers relying on the Rule to better manage the risk of potential liability associated with repurchases.

The prime objective of the adopted disclosure amendments is to provide investors with useful, timely, and readily accessible information about issuer repurchases. The adopted amendments to Regulations S–K, S–B, Forms 10–Q, 10–QSB, 10–K, 10–KSB, 20–F and N–CSR provide investors and the marketplace with enhanced transparency concerning issuers’ repurchases in order to better assess investment decisions and issuers generally. The increased transparency regarding repurchasing will promote enhanced evaluation of issuers, their repurchases and the effects of those repurchases on the issuers’ stock prices and the market place. The adopted amendments also provide a means to monitor and assess the level and impact of issuers’ repurchases.

B. Significant Issues Raised by Public Comments

The Initial Regulatory Flexibility Analysis (IRFA) appeared in the Proposing Release. We requested comment on the IRFA, including the number of issuers conducting repurchase programs that are small entities, the impact the proposals would have on small entities, and how to quantify the impact. We received no comment letters regarding the IRFA.

C. Small Entities Subject to the Amendments

Exchange Act Rule 0–10(a)131 defines an entity, other than an investment company, to be a “small business” or “small organization” if it has total assets of $5 million or less on the last day of its most recent fiscal year.132 In the IRFA of the Proposing

130	5 U.S.C. 603.
131	17 CFR 240.0–10(a).
132

An investment company is a small entity if it, together with other investment companies in the same group of related investment companies, has net assets of $50 million or less as of the end of its most recent fiscal year. 17 CFR 270.0–10.

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Release, we estimated that approximately 3 issuers that conducted repurchases in 2000 had assets of less than $5 million. Presently we estimate that approximately 4 issuers, other than investment companies, that conducted repurchases in 2002 had assets of less than $5 million.133 We estimate that approximately 7 closed-end funds are small entities that conducted repurchases in 2002. We sought comment on the number of issuers engaged in repurchases of their stock that are small entities. We also sought comment regarding the number of issuers that would make the proposed disclosures following open market and privately negotiated purchases each quarter and the number of those issuers that are small entities. No commenters responded with the requested data.

D. Projected Reporting, Recordkeeping, and Other Compliance Requirements

The Rule 10b–18 adopted amendments will not impose any new reporting, record keeping, or other compliance requirements. The amendments to Regulations S–K, S–B, Forms 10–K, 10–KSB, 10–Q, 10–QSB, 20–F and N–CSR add a new disclosure item for issuer purchases of equity securities. As stated in Section X. C above, approximately 11 issuers who conducted repurchase programs in 2002 were small entities. We believe no additional skills beyond those currently possessed by issuers (and broker-dealers) will be necessary to prepare the forms in accordance with the adopted disclosure amendments or to comply with the adopted Rule 10b–18 amendments.

E. Agency Action To Minimize the Effect on Small Entities

As required by the Regulatory Flexibility Act, we have considered alternatives that would accomplish our stated objectives, while minimizing any significant adverse impact on small entities. In connection with the amendments, we considered the following alternatives:

•	The establishment of differing compliance or reporting requirements or timetables that take into account the resources available to small entities;

•	The clarification, consolidation, or simplification of filing or posting requirements;

•	The use of performance rather than design standards; and

•	An exemption from coverage of the amendments, or any part of them, for small entities.

With respect to the adopted Rule 10b–18 amendments, we believe that the establishment of different requirements for small entities, other than the timing amendment, is neither necessary nor practicable, because the safe harbor amendments provide a voluntary safe harbor. The adopted timing amendment allows issuers of more liquid securities to remain in the market effecting Rule 10b–18 repurchases for 20 minutes more per day than issuers of less actively traded securities. We did not believe it is appropriate to provide safe harbor eligibility near the close of trading for less liquid securities as such activity potentially could affect the closing price of security through undue issuer influence. Such activity could diminish investor confidence that common stock prices are set by independent market forces and erode market integrity.

The Rule 10b–18 amendments should not adversely affect small entities because they do not impose any new reporting, record keeping or compliance requirements. Therefore, it is not feasible to further clarify, consolidate or simplify the safe harbor for small entities. Further, it does not seem necessary to develop separate requirements for small entities with respect to the adopted amendments to Regulations S–K, S–B, Forms 10–K, 10–KSB, 10–Q, 10–QSB, 20–F and N–CSR, because we think all issuers, including issuers that are small entities, already have this information readily available or would not meet objectives.

XI. Statutory Basis and Text of Adopted Amendments

The Rule amendments are being adopted pursuant to Sections 2, 3, 9(a)(6), 10(b), 12, 13(e), 15, 15(c), and 23(a) of the Exchange Act, 15 U.S.C. 78b, 78c, 78i(a)(6), 78j(b), 78m(e), 78o(c), 78o(d) and 78w(a), and Sections 8, 23, 24(a), 30, 31, and 38 of the Investment Company Act, 15 U.S.C. 80a–8, 80a–23, 80a–24(a), 80a–29, 80a–30, and 80a–37.

List of Subjects

17 CFR Part 228

Reporting and record keeping requirements, Securities, Small businesses.

17 CFR Parts 229 and 249

Reporting and record keeping requirements, Securities.

17 CFR Part 240

Brokers, Dealers, Issuers, Securities.

17 CFR Parts 270 and 274

Investment companies, Reporting and record keeping requirements, Securities.

•	For the reasons set forth in the preamble, Title 17, Chapter II of the Code of Federal Regulations is amended as follows:

PART 228—INTEGRATED DISCLOSURE SYSTEM FOR SMALL BUSINESS ISSUERS

•	1. The general authority citation for part 228 is revised to read as follows:

Authority: 15 U.S.C. 77e, 77f, 77g, 77h, 77j, 77k, 77s, 77z–2, 77z–3, 77aa(25), 77aa(26), 77ddd, 77eee, 77ggg, 77hhh, 77jjj, 77nnn, 77sss, 78l, 78m, 78n, 78o, 78u–5, 78w, 78ll, 78mm, 80a–8, 80a–29, 80a–30, 80a–37, 80b–11, 7201 et seq.; and 18 U.S.C. 1350, unless otherwise noted.

*        *        *         *        *

•	2. Section 228.703 is added to read as follows:

§ 228.703 (Item 703) Purchases of equity securities by the small business issuer and affiliated purchasers.

(a) In the following tabular format, provide the information specified in paragraph (b) of this Item with respect to any purchase made by or on behalf of the small business issuer or any “affiliated purchaser,” as defined in § 240.10b–18(a)(3) of this chapter, of shares or other units of any class of the small business issuer’s equity securities that is registered by the small business issuer pursuant to section 12 of the Exchange Act (15 U.S.C. 781).

133	The source of this data is Compustat.

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SMALL BUSINESS ISSUER PURCHASES OF EQUITY SECURITIES

Period	(a) Total number of shares (or units) purchased	(b) Average price paid per share (or unit)	(c) Total number of shares (or units) purchased as part of publicly announced plans or programs	(d) Maximum number (or approximate dollar value) of shares (or units) that may yet be purchased under the plans or programs
Month #1 (identify beginning and ending dates).

Month #2 (identify beginning and ending dates).

Month #3 (identify beginning and ending dates).

Total.

(b) The table shall include the following information for each class or series of securities for each month included in the period covered by the report:

(1) The total number of shares (or units) purchased (column (a));

Instruction to Paragraph (b)(1) of Item 703

Include in this column all small business issuer repurchases, including those made pursuant to publicly announced plans or programs and those not made pursuant to publicly announced plans or programs. Briefly disclose, by footnote to the table, the number of shares purchased other than through a publicly announced plan or program and the nature of the transaction (e.g., whether the purchases were made in open-market transactions, tender offers, in satisfaction of the company’s obligations upon exercise of outstanding put options issued by the company, or other transactions).

(2) The average price paid per share (or unit) (column (b));

(3) The total number of shares (or units) purchased as part of publicly announced repurchase plans or programs (column (c)); and

(4) The maximum number (or approximate dollar value) of shares (or units) that may yet be purchased under the plans or programs (column (d)).

Instructions to Paragraphs (b)(3) and (b)(4) of Item 703

1. In the table, disclose this information in the aggregate for all plans or programs publicly announced.

2. By footnote to the table, indicate:

a. The date each plan or program was announced;

b. The dollar amount (or share or unit amount) approved;

c. The expiration date (if any) of each plan or program;

d. Each plan or program that has expired during the period covered by the table; and

e. Each plan or program the small business issuer has determined to terminate prior to expiration, or under which the small business issuer does not intend to make further purchases.

Instruction to Item 703

Disclose all purchases covered by this Item, including purchases that do not satisfy the conditions of the safe harbor of § 240.10b–18 of this chapter.

PART 229—STANDARD INSTRUCTIONS FOR FILING FORMS UNDER SECURITIES ACT OF 1933, SECURITIES EXCHANGE ACT OF 1934 AND ENERGY POLICY AND CONSERVATION ACT OF 1975—REGULATION S–K

•	3. The general authority citation to Part 229 is revised to read as follows:

Authority: 15 U.S.C. 77e, 77f, 77g, 77h, 77j, 77k, 77s, 77z–2, 77z–3, 77aa(25), 77aa(26), 77ddd, 77eee, 77ggg, 77hhh, 77iii, 77jjj, 77nnn, 77sss, 78c, 78i, 78j, 78l, 78m, 78n, 78o, 78u–5, 78w, 78ll, 78mm, 79e, 79j, 79n, 79t, 80a–8, 80a–9, 80a–20, 80a–29, 80a–30, 80a–31(c), 80a–37, 80a–38(a), 80a–39, 80b–11, 7201 et seq.; and 18 U.S.C. 1350, unless otherwise noted.

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•	4. Section 229.703 is added to read as follows:

§ 229.703 (Item 703) Purchases of equity securities by the issuer and affiliated purchasers.

(a) In the following tabular format, provide the information specified in paragraph (b) of this Item with respect to any purchase made by or on behalf of the issuer or any “affiliated purchaser,” as defined in § 240.10b–18(a)(3) of this chapter, of shares or other units of any class of the issuer’s equity securities that is registered by the issuer pursuant to section 12 of the Exchange Act (15 U.S.C. 781).

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ISSUER PURCHASES OF EQUITY SECURITIES

Period	(a) Total number of shares (or units) purchased	(b) Average price paid per share (or unit)	(c) Total number of shares (or units) purchased as part of publicly announced plans or programs	(d) Maximum number (or approximate dollar value) of shares (or units) that may yet be purchased under the plans or programs
Month #1 (identify beginning and ending dates).

Month #2 (identify beginning and ending dates).

Month #3 (identify beginning and ending dates).

Total.

(b) The table shall include the following information for each class or series of securities for each month included in the period covered by the report:

(1) The total number of shares (or units) purchased (column (a));

Instruction to paragraph (b)(1) of Item 703

Include in this column all issuer repurchases, including those made pursuant to publicly announced plans or programs and those not made pursuant to publicly announced plans or programs. Briefly disclose, by footnote to the table, the number of shares purchased other than through a publicly announced plan or program and the nature of the transaction (e.g., whether the purchases were made in open-market transactions, tender offers, in satisfaction of the company’s obligations upon exercise of outstanding put options issued by the company, or other transactions).

(2) The average price paid per share (or unit) (column (b));

(3) The total number of shares (or units) purchased as part of publicly announced repurchase plans or programs (column (c)); and

(4) The maximum number (or approximate dollar value) of shares (or units) that may yet be purchased under the plans or programs (column (d)).

Instructions to Paragraphs (b)(3) and (b)(4) of Item 703

1. In the table, disclose this information in the aggregate for all plans or programs publicly announced.

2. By footnote to the table, indicate:

a. The date each plan or program was announced;

b. The dollar amount (or share or unit amount) approved;

c. The expiration date (if any) of each plan or program;

d. Each plan or program that has expired during the period covered by the table; and

e. Each plan or program the issuer has determined to terminate prior to expiration, or under which the issuer does not intend to make further purchases.

Instruction to Item 703

Disclose all purchases covered by this Item, including purchases that do not satisfy the conditions of the safe harbor of § 240.10b–18 of this chapter.

PART 240—GENERAL RULES AND REGULATIONS, SECURITIES EXCHANGE ACT OF 1934

•	5. The general authority citation for Part 240 parties revised as follows:

Authority: 15 U.S.C. 77c, 77d, 77g, 77j, 77s, 77z–2, 77z–3, 77eee, 77ggg, 77nnn, 77sss, 77ttt, 78c, 78d, 78e, 78f, 78g, 78i, 78j, 78j–1, 78k, 78k–1, 78l, 78m, 78n, 78o, 78p, 78q, 78s, 78u–5, 78w, 78x, 78ll, 78mm, 79q, 79t, 80–20, 80–23, 80a–29, 80–37, 80b–3, 80b–4, 80b–11, 7201 et seq.; and 18 U.S.C. 1350, unless otherwise noted.

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•	6. Section 240.10b–18 is revised to read as follows:

§ 240.10b–18 Purchases of certain equity securities by the issuer and others.

Preliminary Notes to § 240.10b–18

1. Section 240.10b–18 provides an issuer (and its affiliated purchasers) with a “safe harbor” from liability for manipulation under sections 9(a)(2) of the Act and § 240.10b–5 under the Act solely by reason of the manner, timing, price, and volume of their repurchases when they repurchase the issuer’s common stock in the market in accordance with the section’s manner, timing, price, and volume conditions. As a safe harbor, compliance with § 240.10b–18 is voluntary. To come within the safe harbor, however, an issuer’s repurchases must satisfy (on a daily basis) each of the section’s four conditions. Failure to meet any one of the four conditions will remove all of the issuer’s repurchases from the safe harbor for that day. The safe harbor, moreover, is not available for repurchases that, although made in technical compliance with the section, are part of a plan or scheme to evade the federal securities laws.

2. Regardless of whether the repurchases are effected in accordance with § 240.10b–18, reporting issuers must report their repurchasing activity as required by Item 703 of Regulations S–K and S–B (17 CFR 229.703 and 228.703) and Item 15(e) of Form 20–F (17 CFR 249.220f) (regarding foreign private issuers), and closed-end management investment companies that are registered under the Investment Company Act of 1940 must report their repurchasing activity as required by Item 8 of Form N–CSR (17 CFR 249.331; 17 CFR 274.128).

(a) Definitions. Unless otherwise provided, all terms used in this section shall have the same meaning as in the Act. In addition, the following definitions shall apply:

(1) ADTV means the average daily trading volume reported for the security during the four calendar weeks preceding the week in which the Rule 10b–18 purchase is to be effected.

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(2) Affiliate means any person that directly or indirectly controls, is controlled by, or is under common control with, the issuer.

(3) Affiliated purchaser means:

(i) A person acting, directly or indirectly, in concert with the issuer for the purpose of acquiring the issuer’s securities; or

(ii) An affiliate who, directly or indirectly, controls the issuer’s purchases of such securities, whose purchases are controlled by the issuer, or whose purchases are under common control with those of the issuer; Provided, however, that “affiliated purchaser” shall not include a broker, dealer, or other person solely by reason of such broker, dealer, or other person effecting Rule 10b–18 purchases on behalf of the issuer or for its account, and shall not include an officer or director of the issuer solely by reason of that officer or director’s participation in the decision to authorize Rule 10b–18 purchases by or on behalf of the issuer.

(4) Agent independent of the issuer has the meaning contained in § 242.100 of this chapter.

(5) Block means a quantity of stock that either:

(i) Has a purchase price of $200,000 or more; or

(ii) Is at least 5,000 shares and has a purchase price of at least $50,000; or

(iii) Is at least 20 round lots of the security and totals 150 percent or more of the trading volume for that security or, in the event that trading volume data are unavailable, is at least 20 round lots of the security and totals at least one-tenth of one percent (.001) of the outstanding shares of the security, exclusive of any shares owned by any affiliate; Provided, however, That a block under paragraph (a)(5)(i), (ii), and (iii) shall not include any amount a broker or dealer, acting as principal, has accumulated for the purpose of sale or resale to the issuer or to any affiliated purchaser of the issuer if the issuer or such affiliated purchaser knows or has reason to know that such amount was accumulated for such purpose, nor shall it include any amount that a broker or dealer has sold short to the issuer or to any affiliated purchaser of the issuer if the issuer or such affiliated purchaser knows or has reason to know that the sale was a short sale.

(6) Consolidated system means a consolidated transaction or quotation reporting system that collects and publicly disseminates on a current and continuous basis transaction or quotation information in common equity securities pursuant to an effective transaction reporting plan (as defined in § 240.11Aa3–1) or a national market system plan (as defined in § 240.11Aa3–2).

(7) Market-wide trading suspension means a market-wide trading halt of 30 minutes or more that is:

(i) Imposed pursuant to the rules of a national securities exchange or a national securities association in response to a market-wide decline during a single trading session; or

(ii) Declared by the Commission pursuant to its authority under section 12(k) of the Act (15 U.S.C. 78l (k)).

(8) Plan has the meaning contained in § 242.100 of this chapter.

(9) Principal market for a security means the single securities market with the largest reported trading volume for the security during the six full calendar months preceding the week in which the Rule 10b–18 purchase is to be effected.

(10) Public float value has the meaning contained in § 242.100 of this chapter.

(11) Purchase price means the price paid per share as reported, exclusive of any commission paid to a broker acting as agent, or commission equivalent, mark-up, or differential paid to a dealer.

(12) Riskless principal transaction means a transaction in which a broker or dealer after having received an order from an issuer to buy its security, buys the security as principal in the market at the same price to satisfy the issuer’s buy order. The issuer’s buy order must be effected at the same price per-share at which the broker or dealer bought the shares to satisfy the issuer’s buy order, exclusive of any explicitly disclosed markup or markdown, commission equivalent, or other fee. In addition, only the first leg of the transaction, when the broker or dealer buys the security in the market as principal, is reported under the rules of a self-regulatory organization or under the Act. For purposes of this section, the broker or dealer must have written policies and procedures in place to assure that, at a minimum, the issuer’s buy order was received prior to the offsetting transaction; the offsetting transaction is allocated to a riskless principal account or the issuer’s account within 60 seconds of the execution; and the broker or dealer has supervisory systems in place to produce records that enable the broker or dealer to accurately and readily reconstruct, in a time-sequenced manner, all orders effected on a riskless principal basis.

(13) Rule 10b–18 purchase means a purchase (or any bid or limit order that would effect such purchase) of an issuer’s common stock (or an equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) by or for the issuer or any affiliated purchaser (including riskless principal transactions). However, it does not include any purchase of such security:

(i) Effected during the applicable restricted period of a distribution that is subject to § 242.102 of this chapter;

(ii) Effected by or for an issuer plan by an agent independent of the issuer;

(iii) Effected as a fractional share purchase (a fractional interest in a security) evidenced by a script certificate, order form, or similar document;

(iv) Effected during the period from the time of public announcement (as defined in § 230.165(f)) of a merger, acquisition, or similar transaction involving a recapitalization, until the earlier of the completion of such transaction or the completion of the vote by target shareholders. This exclusion does not apply to Rule 10b–18 purchases:

(A) Effected during such transaction in which the consideration is solely cash and there is no valuation period; or

(B) Where:

(1) The total volume of Rule 10b–18 purchases effected on any single day does not exceed the lesser of 25% of the security’s four-week ADTV or the issuer’s average daily Rule 10b–18 purchases during the three full calendar months preceding the date of the announcement of such transaction;

(2) The issuer’s block purchases effected pursuant to paragraph (b)(4) of this section do not exceed the average size and frequency of the issuer’s block purchases effected pursuant to paragraph (b)(4) of this section during the three full calendar months preceding the date of the announcement of such transaction; and

(3) Such purchases are not otherwise restricted or prohibited;

(v) Effected pursuant to § 240.13e-1;

(vi) Effected pursuant to a tender offer that is subject to § 240.13e-4 or specifically excepted from § 240.13e-4; or

(vii) Effected pursuant to a tender offer that is subject to section 14(d) of the Act (15 U.S.C. 78n(d)) and the rules and regulations thereunder.

(b) Conditions to be met. Rule 10b–18 purchases shall not be deemed to have violated the anti-manipulation provisions of sections 9(a)(2) or 10(b) of the Act (15 U.S.C. 78i(a)(2) or 78j(b)), or § 240.10b–5 under the Act, solely by reason of the time, price, or amount of the Rule 10b–18 purchases, or the number of brokers or dealers used in connection with such purchases, if the issuer

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or affiliated purchaser of the issuer effects the Rule 10b–18 purchases according to each of the following conditions:

(1) One broker or dealer. Rule 10b–18 purchases must be effected from or through only one broker or dealer on any single day; Provided, however, that:

(i) The “one broker or dealer” condition shall not apply to Rule 10b–18 purchases that are not solicited by or on behalf of the issuer or its affiliated purchaser(s);

(ii) Where Rule 10b–18 purchases are effected by or on behalf of more than one affiliated purchaser of the issuer (or the issuer and one or more of its affiliated purchasers) on a single day, the issuer and all affiliated purchasers must use the same broker or dealer; and

(iii) Where Rule 10b–18 purchases are effected on behalf of the issuer by a broker-dealer that is not an electronic communication network (ECN) or other alternative trading system (ATS), that broker-dealer can access ECN or other ATS liquidity in order to execute repurchases on behalf of the issuer (or any affiliated purchaser of the issuer) on that day.

(2) Time of purchases. Rule 10b–18 purchases must not be:

(i) The opening (regular way) purchase reported in the consolidated system;

(ii) Effected during the 10 minutes before the scheduled close of the primary trading session in the principal market for the security, and the 10 minutes before the scheduled close of the primary trading session in the market where the purchase is effected, for a security that has an ADTV value of $1 million or more and a public float value of $150 million or more; and

(iii) Effected during the 30 minutes before the scheduled close of the primary trading session in the principal market for the security, and the 30 minutes before the scheduled close of the primary trading session in the market where the purchase is effected, for all other securities;

(iv) However, for purposes of this section, Rule 10b–18 purchases may be effected following the close of the primary trading session until the termination of the period in which last sale prices are reported in the consolidated system so long as such purchases are effected at prices that do not exceed the lower of the closing price of the primary trading session in the principal market for the security and any lower bids or sale prices subsequently reported in the consolidated system, and all of this section’s conditions are met. However, for purposes of this section, the issuer may use one broker or dealer to effect Rule 10b–18 purchases during this period that may be different from the broker or dealer that it used during the primary trading session. However, the issuer’s Rule 10b–18 purchase may not be the opening transaction of the session following the close of the primary trading session.

(3) Price of purchases. Rule 10b–18 purchases must be effected at a purchase price that:

(i) Does not exceed the highest independent bid or the last independent transaction price, whichever is higher, quoted or reported in the consolidated system at the time the Rule 10b–18 purchase is effected;

(ii) For securities for which bids and transaction prices are not quoted or reported in the consolidated system, Rule 10b–18 purchases must be effected at a purchase price that does not exceed the highest independent bid or the last independent transaction price, whichever is higher, displayed and disseminated on any national securities exchange or on any inter-dealer quotation system (as defined in § 240.15c2–11) that displays at least two priced quotations for the security, at the time the Rule 10b–18 purchase is effected; and

(iii) For all other securities, Rule 10b–18 purchases must be effected at a price no higher than the highest independent bid obtained from three independent dealers.

(4) Volume of purchases. The total volume of Rule 10b–18 purchases effected by or for the issuer and any affiliated purchasers effected on any single day must not exceed 25 percent of the ADTV for that security; However, once each week, in lieu of purchasing under the 25 percent of ADTV limit for that day, the issuer or an affiliated purchaser of the issuer may effect one block purchase if:

(i) No other Rule 10b–18 purchases are effected that day, and

(ii) The block purchase is not included when calculating a security’s four week ADTV under this section.

(c) Alternative conditions. The conditions of paragraph (b) of this section shall apply in connection with Rule 10b–18 purchases effected during a trading session following the imposition of a market-wide trading suspension, except:

(1) That the time of purchases condition in paragraph (b)(2) of this section shall not apply, either:

(i) From the reopening of trading until the scheduled close of trading on the day that the market-wide trading suspension is imposed; or

(ii) At the opening of trading on the next trading day until the scheduled close of trading that day, if a market-wide trading suspension was in effect at the close of trading on the preceding day; and

(2) The volume of purchases condition in paragraph (b)(4) of this section is modified so that the amount of Rule 10b–18 purchases must not exceed 100 percent of the ADTV for that security.

(d) Other purchases. No presumption shall arise that an issuer or an affiliated purchaser has violated the anti-manipulation provisions of sections 9(a)(2) or 10(b) of the Act (15 U.S.C. 78i(a)(2) or 78j(b)), or § 240.10b–5 under the Act, if the Rule 10b–18 purchases of such issuer or affiliated purchaser do not meet the conditions specified in paragraph (b) or (c) of this section.

PART 249—FORMS, SECURITIES EXCHANGE ACT OF 1934

•	7. The general authority citation for Part 249 and the sectional authority for § 249.308 are revised to read as follows:

Authority: 15 U.S.C. 78a, et seq., 15 U.S.C. 7201 et seq., and 18 U.S.C. 1350, unless otherwise noted.

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Section 249.308 is also issued under 15 U.S.C. 80a–29 and 80a–37.

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•	8. Amend Form 20–F, Part II (referenced in § 249.220f) by adding new Item 16E to read as follows:

Note: The text of Form 20–F does not, and this amendment will not, appear in the Code of Federal Regulations.

Form 20–F

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Part II

* * * * *

Item 16E Purchases of Equity Securities by the Issuer and Affiliated Purchasers.

(a) In the following tabular format, provide the information specified in paragraph (b) of this Item with respect to any purchase made by or on behalf of the issuer or any “affiliated purchaser,” as defined in § 240.10b–18(a)(3), of shares or other units of any class of the issuer’s equity securities that is registered by the issuer pursuant to section 12 of the Exchange Act (15 U.S.C. 781).

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ISSUER PURCHASES OF EQUITY SECURITIES

Period	(a) Total number of shares (or units) purchased	(b) Average price paid per share (or units)	(c) Total number of shares (or units) purchased as part of publicly announced plans or programs	(d) Maximum number (or approximate dollar value) of shares (or units) that may yet be purchased under the plans or programs
Month #1 (identify beginning and ending dates).

Month #2 (identify beginning and ending dates).

Month #3 (identify beginning and ending dates).

Month #4 (identify beginning and ending dates).

Month #5 (identify beginning and ending dates).

Month #6 (identify beginning and ending dates).

Month #7 (identify beginning and ending dates).

Month #8 (identify beginning and ending dates).

Month #9 (identify beginning and ending dates).

Month #10 (identify beginning and ending dates).

Month #11 (identify beginning and ending dates).

Month #12 (identify beginning and ending dates).

Total.

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(b) The table shall include the following information for each class or series of securities for each month included in the period covered by the report:

(1) The total number of shares (or units) purchased (column (a)).

Instruction to Paragraph (b)(1) of Item 16E

Include in this column all issuer repurchases, including those made pursuant to publicly announced plans or programs and those not made pursuant to publicly announced plans or programs. Briefly disclose, by footnote to the table, the number of shares purchased other than through a publicly announced plan or program and the nature of the transaction (e.g., whether the purchases were made in open-market transactions, tender offers, in satisfaction of the company’s obligations upon exercise of outstanding put options issued by the company, or other transactions).

(2) The average price paid per share (or unit) (column (b)).

(3) The number of shares (or units) purchased as part of a publicly announced repurchase plan or program (column (c)).

(4) The maximum number (or approximate dollar value) of shares (or units) that may yet be purchased under the plans or programs (column (d)).

Instructions to Paragraphs (b)(3) and (b)(4) of Item 16E

1. In the table, disclose this information in the aggregate for all plans or programs publicly announced.

2. By footnote to the table, indicate:

a. The date each plan or program was announced;

b. The dollar amount (or share or unit amount) approved;

c. The expiration date (if any) of each plan or program;

d. Each plan or program that has expired during the period covered by the table; and

e. Each plan or program the issuer has determined to terminate prior to expiration, or under which the issuer does not intend to make further purchases.

Instruction to Item 16E

Disclose all purchases covered by this item, including purchases that do not satisfy the conditions of the safe harbor of § 240.10b–18. Price data and other data should be stated in the same currency used in the issuer’s primary financial statements provided in Item 8 of this Form.

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•	9. Amend Form 10–Q (referenced in § 249.308a) by revising the caption for Item 2 in Part II and by adding paragraph (e) to read as follows:

Note: The text of Form 10–Q does not, and this amendment will not, appear in the Code of Federal Regulations.

Form 10–Q

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Part II—Other Information

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Item 2.	Changes in Securities, Use of Proceeds and Issuer Purchases of Equity Securities.

*        *        *        *         *

(e) Furnish the information required by Item 703 of Regulation S–K (§ 229.703 of this chapter) for any repurchase made in the quarter covered by the report. Provide disclosures covering repurchases made on a monthly basis. For example, if the quarter began on January 16 and ended on April 15, the chart would show repurchases for the months from January 16 through February 15, February 16 through March 15, and March 16 through April 15.

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•	10. Amend Form 10–QSB (referenced in § 249.308b) by revising the caption for Item 2 in Part II and adding paragraph (e) to read as follows:

Note: The text of Form 10–QSB does not, and this amendment will not, appear in the Code of Federal Regulations.

Form 10–QSB

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Part II—Other Information

*        *        *        *         *

Item 2.	Changes in Securities and Small Business Issuer Purchases of Equity Securities.

*        *        *        *         *

(e) Furnish the information required by Item 703 of Regulation S–B (§ 228.703 of this chapter) for any repurchase made in the quarter covered by the report. Provide disclosures covering repurchases made on a monthly basis. For example, if the quarter began on January 16 and ended on April 15, the chart would show repurchases for the months from January 16 through February 15, February 16 through March 15, and March 16 through April 15.

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•	11. Amend Form 10–K (referenced in § 249.310) by revising the caption for Item 5 in Part II and by adding paragraph (c) to read as follows:

Note: The text of Form 10–K does not, and this amendment will not, appear in the Code of Federal Regulations.

Form 10–K

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PART II

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Item 5.	Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities.

*        *        *        *         *

(c) Furnish the information required by Item 703 of Regulation S–K (§ 229.703 of this chapter) for any repurchase made in a month within the fourth quarter of the fiscal year covered by the report. Provide disclosures covering repurchases made on a monthly basis. For example, if the fourth quarter began on January 16 and ended on April 15, the chart would show repurchases for the months from January 16 through February 15, February 16 through March 15, and March 16 through April 15.

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•	12. Amend Form 10–KSB (referenced in § 249.310b) by revising the caption for Item 5 in Part II and by adding paragraph (c) to read as follows:

Note: The text of Form 10–KSB does not, and this amendment will not, appear in the Code of Federal Regulations.

Form 10–KSB

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PART	II

*        *        *        *         *

Item 5.	Market for Common Equity, Related Stockholder Matters and Small Business Issuer Purchases of Equity Securities.

*        *        *        *         *

(c) Furnish the information required by Item 703 of Regulation S–B (§ 228.703 of this chapter) for any repurchase made in a month within the fourth quarter of the fiscal year covered by the report. Provide disclosures covering repurchases made on a monthly basis. For example, if the fourth quarter began on January 16 and ended on April 15, the chart would show repurchases for the months from January 16 through February 15, February 16 through March 15, and March 16 through April 15.

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PART 270—RULES AND REGULATIONS, INVESTMENT COMPANY ACT OF 1940

•	13. The authority citation for Part 270 continues to read, in part, as follows:

Authority: 15 U.S.C. 80a-1 et seq., 80a-34(d), 80a-37, and 80a-39, unless otherwise noted.

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•	14. Section 270.23c-1 is amended by revising paragraph (a)(11) to read as follows:

§ 270.23c-1 Repurchases of securities by closed-end companies.

(a) * * *

(11) The issuer files with the Commission, as an exhibit to Form N–CSR (§ 249.331 and § 274.128), a copy of any written solicitation to purchase securities under this section sent or given during the period covered by the report by or on behalf of the issuer to 10 or more persons.

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PART 274—FORMS PRESCRIBED UNDER THE INVESTMENT COMPANY ACT OF 1940

•	15. The authority citation for Part 274 continues to read, in part, as follows:

Authority: 15 U.S.C. 77f, 77g, 77h, 77j, 77s, 78c(b), 78l, 78m, 78n, 78o(d), 80a-8, 80a-24, 80a-26, and 80a-29, unless otherwise noted.

*        *        *        *         *

•	16. Remove § 274.201.

PART 249—FORMS, SECURITIES EXCHANGE ACT OF 1934

PART 274—FORMS PRESCRIBED UNDER THE INVESTMENT COMPANY ACT OF 1940

•	17. Form N–CSR (referenced in §§ 249.331 and 274.128) is amended by:

•	a. Adding text to Item 8; and

•	b. Adding new paragraph (a)(3) to Item 10.

These additions read as follows:

Note: The text of Form N–CSR does not, and this amendment will not, appear in the Code of Federal Regulations.

Form N–CSR

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Item 8.	Purchases of Equity Securities by Closed-End Management Investment Company and Affiliated Purchasers.

(a) If the registrant is a closed-end management investment company, in the following tabular format, provide the information specified in paragraph (b) of this Item with respect to any purchase made by or on behalf of the registrant or any “affiliated purchaser,” as defined in Rule 10b–18(a)(3) under the Exchange Act (17 CFR 240.10b–18(a)(3)), of shares or other units of any class of the registrant’s equity securities that is registered by the registrant pursuant to Section 12 of the Exchange Act (15 U.S.C. 78l).

Instruction to paragraph (a)

Disclose all purchases covered by this Item, including purchases that do not satisfy the conditions of the safe harbor of Rule 10b–18 under the Exchange Act (17 CFR 240.10b–18), made in the period covered by the report. Provide disclosures covering repurchases made on a monthly basis. For example, if the reporting period began on January 16 and ended on July 15, the chart would show repurchases for the months from January 16 through February 15, February 16 through March 15, March 16 through April 15, April 16 through May 15, May 16 through June 15, and June 16 through July 15.

REGISTRANT PURCHASES OF EQUITY SECURITIES

Period	(a) Total number of shares (or units) purchased	(b) Average price paid per share (or unit)	(c) Total number of shares (or units) purchased as part of publicly announced plans or programs	(d) Maximum number (or approximate dollar value) of shares (or units) that may yet be purchased under the plans or programs
Month #1 (identify beginning and ending dates).

Month #2 (identify beginning and ending dates).

Month #3 (identify beginning and ending dates).

Month #4 (identify beginning and ending dates).

Month #5 (identify beginning and ending dates).

Month #6 (identify beginning and ending dates).

Total.

(b) The table shall include the series of securities for each month included in the period covered by the following information for each class or report:

(1) The total number of shares (or units) purchased (column (a));

64976	Federal Register / Vol. 68, No. 221 / Monday, November 17, 2003 / Rules and Regulations

Instruction to Paragraph (b)(1)

Include in this column all repurchases by the registrant, including those made pursuant to publicly announced plans or programs and those not made pursuant to publicly announced plans or programs. Briefly disclose, by footnote to the table, the number of shares purchased other than through a publicly announced plan or program and the nature of the transaction (e.g., whether the purchases were made in open-market transactions, tender offers, in satisfaction of the registrant’s obligations upon exercise of outstanding put options issued by the registrant, or other transactions).

(2) The average price paid per share (or unit) (column (b));

(3) The number of shares (or units) purchased as part of publicly announced repurchase plans or programs (column (c)); and

(4) The maximum number (or approximate dollar value) of shares (or units) that may yet be purchased under the plans or programs (column (d)).

Instructions to Paragraphs (b)(3) and (b)(4).

1. In the table, disclose this information in the aggregate for all plans or programs publicly announced.

2. By footnote to the table, indicate:

a. The date each plan or program was announced;

b. The dollar amount (or share or unit amount) approved;

c. The expiration date (if any) of each plan or program;

d. Each plan or program that has expired during the period covered by the table; and

e. Each plan or program the registrant has determined to terminate prior to expiration, or under which the registrant does not intend to make further purchases.

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Item 10.	Exhibits

(a) * * *

(3) Any written solicitation to purchase securities under Rule 23c–1 under the Act (17 CFR 270.23c–1) sent or given during the period covered by the report by or on behalf of the registrant to 10 or more persons.

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By the Commission.

Dated: November 10, 2003.

Margaret H. McFarland,

Deputy Secretary.

[FR Doc. 03–28593 Filed 11–14–03; 8:45 am]

BILLING CODE 8010–01–P